Exhibit 4(zz)

Australian MTN Deed Poll

Bank of America Corporation

A$3,000,000,000 Australian Medium Term Note

Program

Allens Arthur Robinson

Deutsche Bank Place

Corner Hunter and Phillip Streets

Sydney NSW 2000

Tel 61 2 9230 4000

Fax 61 2 9230 5333

www.aar.com.au

® Copyright Allens Arthur Robinson 2006

Australian MTN Deed Poll	Allens Arthur Robinson

Table of Contents

1.	Definitions and Interpretation		1
	1.1	Definitions	1
	1.2	Interpretation	2
	1.3	Document or agreement	2
	1.4	Registration and transfer	2
	1.5	Inconsistencies	3
	1.6	Banking Act 1959	3
	1.7	United States Tax Compliance	3

2.	The Notes		3
	2.1	Creation of Notes	3
	2.2	Constitution and title	3
	2.3	Denomination	4
	2.4	Status	4
	2.5	Issuer to inform Registrar and Issuing and Principal Paying Agent	4

3.	Rights and Obligations of Noteholders		4
	3.1	Rights of Noteholders	4
	3.2	Deed poll and enforcement	5
	3.3	Noteholders bound	5
	3.4	Lodgement with Registrar	5
	3.5	Schedules and conditions	5
	3.6	Issuing and Principal Paying Agent	6
	3.7	Name on Register	6
	3.8	Payment of Interest falling due before Exchange Date	6

4.	The Registrar and Issuing and Principal Paying Agent		6
	4.1	Appointment	6
	4.2	Duties	6

5.	Terms and Conditions		6
	5.1	Terms and Conditions	6

6.	Undertaking by Issuer		7

7.	Governing Law and Jurisdiction		7
	7.1	Governing Law	7
	7.2	Jurisdiction	7
	7.3	Process Agent	7

8.	Power of Attorney		7

Schedule 1			8
	Form of Certificate to be Presented by Austraclear		8

Schedule 2			10
	Form of Certificate of Beneficial Ownership		10

Schedule 3			12
	Terms and Conditions of the Notes		A-1

Page (i)

Australian MTN Deed Poll	Allens Arthur Robinson

Schedule 4	13
Bearer Exchange Notice	13

Appendix 1 to Bearer Exchange Notice	15

Schedule 5	16
Form of Bearer Note, Coupon and Talon	16

Page (ii)

Australian MTN Deed Poll	Allens Arthur Robinson

THE NOTES ISSUED UNDER THE BANK OF AMERICA CORPORATION AUSTRALIAN MEDIUM-TERM NOTE PROGRAM HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THE NOTES NOR ANY INTEREST OR PARTICIPATION IN THE NOTES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION OR TO ANY PERSON DEEMED A U.S. PERSON UNDER REGULATIONS UNDER THE SECURITIES ACT, UNLESS THE NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

THE NOTES ISSUED UNDER THE BANK OF AMERICA CORPORATION AUSTRALIAN MEDIUM-TERM NOTE PROGRAM MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR ITS POSSESSIONS OR TO ANY CITIZEN, NATIONAL OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANISED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR TO ANY ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR ANY TRUST WITH RESPECT TO WHICH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION, AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS, EXCEPT AS PERMITTED UNDER APPLICABLE UNITED STATES TREASURY REGULATIONS.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTION 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

THE NOTES ARE NOT SAVINGS ACCOUNTS OR DEPOSITS, ARE NOT OBLIGATIONS OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF THE ISSUER AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE NOTEHOLDERS NOR THE BENEFICIAL OWNERS OF THE NOTES SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST ON THE NOTES EXCEPT PURSUANT TO THE PROVISIONS OF THE NOTES.

Page (iii)

Australian MTN Deed Poll	Allens Arthur Robinson

Date	May 18, 2006

Granted by:

Parties

1.	Bank of America Corporation, a corporation organised under the laws of the State of Delaware, United States of America, with its principal offices located at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255-0065, United States of America (the Issuer).

Recitals

A	The Issuer established an A$3,000,000,000 Australian Medium-Term Note Program (the Program) under which it proposes to issue Notes from time to time on the terms of this Deed Poll.

B	The Notes will be issued initially in registered form by inscription in the Register to be maintained by the Registrar. The Notes in registered form may be exchanged for Notes in bearer definitive form subject to, and in accordance with, the Terms and Conditions.

C	The Issuer enters into this Deed Poll for the benefit, amongst others, of the holders from time to time of Notes, the holders of the Issuer’s Senior Indebtedness, in respect of Subordinated Notes, and the Dealers.

IT IS AGREED AND DECLARED as follows.

1.	Definitions and Interpretation

1.1	Definitions

Definitions in the applicable Pricing Supplement and in the Terms and Conditions apply in this Deed Poll unless the context otherwise requires or the relevant term is defined in this Deed Poll.

Pricing Supplement means the pricing supplement executed by the Issuer and prepared in relation to the Notes of the relevant Tranche or Series (substantially in the form of annexure B of the Program Agreement) as a supplement, modification or replacement of the Terms and Conditions and giving details of that Tranche or Series.

Program Agreement means the Program Agreement dated on or about the date of this Deed Poll between the Issuer and the Dealers named in it.

Terms and Conditions means the terms and conditions applicable to a Note set out in schedule 3, as supplemented, modified or replaced by the relevant Pricing Supplement.

Australian MTN Deed Poll	Allens Arthur Robinson

1.2	Interpretation

Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

(a)	The singular includes the plural and the converse.

(b)	A gender includes all genders.

(c)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)	A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

(e)	A reference to a clause, annexure or schedule is a reference to a clause of, or annexure or schedule to, this Deed Poll.

(f)	A reference to a party to this Deed Poll or another agreement or document includes the party’s successors and permitted substitutes or assigns.

(g)	A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

(h)	A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

(i)	A reference to conduct includes an omission, statement or undertaking, whether or not in writing.

(j)	Mentioning anything after include, includes or including does not limit what else might be included.

(k)	All references to time shall, unless the context otherwise requires, be references to Sydney, Australia, time.

1.3	Document or agreement

A reference to:

(a)	an agreement includes a security interest, Guarantee, undertaking, deed, agreement or legally enforceable arrangement whether or not in writing; and

(b)	a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document.

A reference to a specific agreement or document (including this deed) includes it as amended, novated, supplemented or replaced from time to time, except to the extent prohibited by a Program Document.

1.4	Registration and transfer

References in this Deed Poll to:

(a)	registration or recording include inscription, and register and record have a corresponding meaning; and

Australian MTN Deed Poll	Allens Arthur Robinson

(b)	transfer includes transmission.

1.5	Inconsistencies

In the event of an inconsistency, the provisions will prevail in the following order:

(a)	the Pricing Supplement;

(b)	this Deed Poll; and

(c)	the Terms and Conditions.

1.6	Banking Act 1959

The Issuer is not authorised under the Banking Act 1959 of the Commonwealth of Australia to carry on banking business and is not subject to prudential supervision by the Australian Prudential Regulation Authority.

1.7	United States Tax Compliance

Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.

2.	The Notes

2.1	Creation of Notes

(a)	Notes are issued initially in registered form. Subject to the Program Agreement, the Issuer may create Registered Notes at any time by procuring the Registrar to inscribe the details of those Registered Notes in the Register in accordance with the relevant Terms and Conditions.

(b)	The Terms and Conditions in relation to those Notes, once issued, shall include the provisions of the relevant Pricing Supplement.

(c)	The execution of any Pricing Supplement shall not constitute the issue of a Note, the acknowledgement of any debt or any promise to pay by the Issuer. No Registered Note will be created or issued except in accordance with subclause 2.2, and once created or issued the information contained in the Register with respect to those Registered Notes will have the effect provided under the Terms and Conditions.

2.2	Constitution and title

(a)	The Registered Notes are constituted by this Deed Poll and inscription in the Register. The obligations of the Issuer are constituted by, and specified in, this Deed Poll. Each Note is a separate debt obligation of the Issuer and may be transferred separately from any other Note.

(b)	Title to the Registered Notes is conclusively evidenced for all purposes by inscription in the Register. The making of, or giving effect to, a manifest error in an inscription in the Register will not avoid the constitution, issue or transfer of a Registered Note. The Issuer will procure the Registrar to rectify any manifest error of which it becomes aware.

Australian MTN Deed Poll	Allens Arthur Robinson

(c)	No certificate or other evidence of title to a Registered Note will be issued by or on behalf of the Issuer unless the Issuer determines otherwise or is required to do so under any applicable law or regulation.

2.3	Denomination

Each Note must be denominated in Australian dollars in such amount or amounts as set out in the relevant Pricing Supplement.

2.4	Status

(a)	The Senior Notes will be unsecured and unsubordinated obligations of the Issuer and will rank equally with all other unsecured and unsubordinated indebtedness of the Issuer. The Subordinated Notes are unsecured and subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Issuer.

(b)	The indebtedness evidenced by the Subordinated Notes, subject to the extent set out in the Terms and Conditions, shall be subordinated in right of payment to the prior payment in full of all the Issuer’s Senior Indebtedness. Senior Indebtedness shall continue to be Senior Indebtedness and shall be entitled to the benefits of such subordination irrespective of any amendment, modification, or waiver of any term of the Senior Indebtedness. There is no right of acceleration in the case of a default in the payment of interest on the Subordinated Notes or in the performance of any other obligation of the Issuer under the Subordinated Notes.

(c)	The further provisions relating to Subordinated Notes are as set out in Condition 2.7(b) of the Terms and Conditions and otherwise in the Terms and Conditions.

(d)	The ranking of Registered Notes is not affected by the date of inscription in the Register.

2.5	Issuer to inform Registrar and Issuing and Principal Paying Agent

On or before the Issue Date of a Note, the Issuer must give the Registrar and the Issuing and Principal Paying Agent a copy of the relevant Pricing Supplement.

3.	Rights and Obligations of Noteholders

3.1	Rights of Noteholders

(a)	A Noteholder is entitled, in respect of each Registered Note for which that person’s name is inscribed in the Register, to the payment of the principal amount and interest in accordance with the Terms and Conditions and Pricing Supplement applicable to that Registered Note, together with the other benefits given to Noteholders under this Deed Poll including, unless the Note is purchased and cancelled prior to the relevant Maturity Date in accordance with the Terms and Conditions, the payment of the Redemption Amount of such Note on the relevant Maturity Date as specified in the Terms and Conditions and the relevant Pricing Supplement.

Australian MTN Deed Poll	Allens Arthur Robinson

(b)	The Issuer irrevocably undertakes to make all those payments on the due date, together with the payment of principal and interest in respect of the Registered Notes in accordance with the Terms and Conditions and Pricing Supplement applicable to those Registered Notes.

3.2	Deed poll and enforcement

This Deed Poll is a deed poll. Each Dealer and each Noteholder and any person claiming through a Noteholder has the benefit of this Deed Poll and can enforce it even though they may not be in existence at the time this Deed Poll is executed. Each Noteholder may enforce its rights under this Deed Poll independently from the Registrar and each other Noteholder, as the case may be.

3.3	Noteholders bound

Each Noteholder, and any person claiming through a Noteholder, who asserts an interest in a Note is bound by this Deed Poll. Persons claiming interests in a Note must do so in accordance with the rules of any clearing or other system for the holding of such interests, or in accordance with law, and obtain the interests in a Note provided by such system or by law.

3.4	Lodgement with Registrar

(a)	The Issuer shall deliver an executed counterpart of this Deed Poll to the Registrar for it to hold for the benefit of Noteholders for so long as the Program remains in effect and thereafter until the date on which all the obligations of the Issuer under or in respect of any Registered Notes (including, without limitation, its obligations under this Deed Poll) have been discharged in full. The Issuer acknowledges the right of every Noteholder to the production of this Deed Poll.

(b)	Each Noteholder is taken to have irrevocably appointed and authorised the Registrar to hold this Deed Poll in New South Wales on behalf of that Noteholder, with the powers expressly delegated to the Registrar under the relevant Agency and Registry Agreement and other powers reasonably incidental to those powers.

(c)	The Registrar has no duties or responsibilities in that capacity except those expressly set out in each Agency and Registry Agreement.

3.5	Schedules and conditions

The Notes are issued upon and subject to:

(a)	the Terms and Conditions;

(b)	the applicable Pricing Supplement; and

(c)	the Agency and Registry Agreement;

each of which are binding on the Issuer and the Noteholders and all persons claiming through or under them respectively.

Australian MTN Deed Poll	Allens Arthur Robinson

3.6	Issuing and Principal Paying Agent

Each Noteholder is taken to acknowledge that:

(a)	the Issuing and Principal Paying Agent is the Issuer’s agent, not theirs; and

(b)	the Issuing and Principal Paying Agent does not owe any fiduciary duty to any Noteholder.

3.7	Name on Register

The person whose name appears in the Register will be treated by the Issuer, the Issuing and Principal Paying Agent and the Registrar as the absolute owner of the relevant Registered Note. Neither the Issuer nor the Registrar nor any other person is, except as required by order of a court of competent jurisdiction, or as required by law, obliged to take notice of any other claim to or in respect of Registered Notes.

3.8	Payment of Interest falling due before Exchange Date

Payments of interest otherwise falling due before the date the Registered Notes convert to permanent form will be made only upon and to the extent of delivery to the Issuing and Principal Paying Agent of a signed certificate or certificates, dated not earlier than the Exchange Date, from Austraclear based upon a written certification or certifications from Austraclear and the Austraclear Participants shown in the records of Austraclear as holding an interest in the Registered Note in substantially the form set out in Schedule 1 and 2 to this Deed Poll respectively with respect to such Registered Notes.

4.	The Registrar and Issuing and Principal Paying Agent

4.1	Appointment

(a)	The Issuer undertakes to ensure that a person acts at all times as registrar and issuing and principal paying agent in respect of the Registered Notes and properly performs the functions required of the registrar and issuing and principal paying agent. The Issuer will promptly replace the registrar or issuing and principal paying agent if it is not properly performing its duties.

(b)	The issuer will not appoint any registrar or issuing or paying agent which is located in the United States.

4.2	Duties

Each of the Registrar and the Issuing and Principal Paying Agent has no duties or responsibilities except those expressly set out in each of the Agency and Registry Agreement, the Terms and Conditions and this Deed Poll.

5.	Terms and Conditions

5.1	Terms and Conditions

The Issuer agrees to its obligations as set out in the Terms and Conditions.

Australian MTN Deed Poll	Allens Arthur Robinson

6.	Undertaking by Issuer

The Issuer undertakes to procure the production by the Registrar to each Noteholder (upon request by that Noteholder) of a certified copy or, if necessary, the original, of this Deed Poll.

7.	Governing Law and Jurisdiction

7.1	Governing law

This Deed Poll is governed by the law in force in New South Wales. The subordination provisions contained in Condition 2.7 of the Terms and Conditions are governed by New York law.

7.2	Jurisdiction

Each person taking benefit of or bound by this Deed Poll irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts with jurisdiction in New South Wales. Each party waives any right it has to object to an action being brought in those courts, to claim that the action has been brought in an inconvenient forum, or to claim those courts do not have jurisdiction.

7.3	Process Agent

The Issuer appoints BA Australia Limited (ABN 50 004 617 341) to act as its process agent in New South Wales. If that person ceases to have an office in Australia, the Issuer shall ensure that there is another person appointed immediately to receive process on its behalf.

8.	Power of Attorney

Each attorney executing this Deed Poll states that he or she has no notice of revocation or suspension of his power of attorney.

Australian MTN Deed Poll	Allens Arthur Robinson

Schedule 1

Form of Certificate to be Presented by Austraclear

BANK OF AMERICA CORPORATION

(the Issuer)

A$[*] NOTES DUE [*]

Series No. [*]

Tranche No. 1

(the Instruments)

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to interest on or a portion of the principal amount set forth below (our “Member Organisations”) substantially to the effect set forth in the Deed Poll as of the date hereof, [    ] principal amount of the above-captioned Instruments (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or estates or trusts described in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (taking into account changes thereto and associated effective dates, elections, and transition rules) (“United States persons”), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1) (“financial institutions”)) purchasing for their own account or for resale, or (b) acquired the Instruments through and are holding through on the date hereof (as such terms “acquired through” and “holding through” are described in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(6)) foreign branches of United States financial institutions (and in either case(a) of (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Instruments for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions. Any such certification by electronic transmission satisfies the requirements set forth in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii). We will retain all certifications from our Member Organisations for the period specified in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(i).

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, America Samoa, Wake Island and the Northern Mariana Islands.

Australian MTN Deed Poll	Allens Arthur Robinson

The Instruments are of the category contemplated in Rule 903(b) (2) of Regulation S under the Securities Act of 1933, as amended (the “Act”), and this is also to certify that, except as set forth below in the case of debt securities, the Securities are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act. As used in this paragraph the term “U.S. person” has the meaning given to it by Regulation S under the Act.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise or any rights or collection of any interest) any portion of the Instruments expected in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements make by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as at the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States and, if required, shall be retained in the manner specified in such laws. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Date: [    ]*

Austraclear Limited, as operator of the Austraclear System

By: [authorised signature]

*	To be dated not earlier than the Exchange Date.

Australian MTN Deed Poll	Allens Arthur Robinson

Schedule 2

Form of Certificate of Beneficial Ownership

BANK OF AMERICA CORPORATION

(the Issuer)

A$[*] NOTES DUE [*]

Series No.[*]

Tranche No. 1

(the Instruments)

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Instruments held by you for our account (i) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or estates or trusts described in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (taking into account changes thereto and associated effective dates, elections, and transition rules) (“United States persons”), (ii) are owned by United States person(s) that (a) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1) (“financial institutions”)) purchasing for their own account or for resale, or (b) acquired the Instruments through and are holding through on the date hereof (as such terms “acquired through” and “holding through” are described in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(6)) foreign branches of United States financial institutions (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Instruments is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is further to certify that such financial institution has not acquired the Instruments for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions. Any such certification by electronic transmission satisfies the requirements set forth in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii).

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

The Instruments are of the category contemplated in Rule 903(b)(2) of Regulation S under the Securities Act of 1933, as amended (the “Act”), and this is also to certify that , except as set forth below in the case of debt securities, the Securities are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act. As used in this paragraph the term “U.S. person” has the meaning given to it by Regulation S under the Act.

Australian MTN Deed Poll	Allens Arthur Robinson

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Instruments held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [    ] of such interest in the above Instruments in respect of which we are not able to certify and as to which we understand exercise of any rights (or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States and, if required, shall be retained in the manner specified in such laws. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Date: [    ]*

[*] as or as agent for the beneficial owner of the Instruments.

By: [authorised signature]

*	To be dated not earlier than fifteen days before the Exchange Date.

Australian MTN Deed Poll	Allens Arthur Robinson

Schedule 3

Terms and Conditions of the Notes

Allens Arthur Robinson

TERMS AND CONDITIONS OF THE NOTES

The following (other than the words in italics) are the Terms and Conditions of the Notes as supplemented, modified or replaced in relation to any Notes by the relevant Pricing Supplement which will be applicable to a particular Tranche of Notes.

The Notes are constituted by the Deed Poll dated on or about May 18, 2006 (the Deed Poll) executed by Bank of America Corporation (the Issuer) and are issued with the benefit of the Agency and Registry Agreement. Copies of those documents are available for inspection at the following office of the Issuing and Principal Paying Agent:

Level 35, AAP Centre, 259 George Street, SYDNEY NSW 2000

The registered holders of Notes and any subsequent holders of Notes in bearer form (in each case, Noteholders) are entitled to the benefit of, are bound by and are deemed to have notice of, all the provisions contained in the Deed Poll and the Agency and Registry Agreement.

1.	Interpretation

1.1	Definitions

The following words have these meanings in these Terms and Conditions unless the contrary intention appears.

Additional Amounts has the meaning given in Condition 7.

Agency and Registry Agreement means any agreement between the Issuer and the Issuing and Principal Paying Agent and Registrar for the issuing, paying agency and registry services for the Notes and any other agreement for any of those services.

ATO means the Australian Taxation Office.

Austraclear means Austraclear Limited (ACN 002 060 773) or its successor.

Austraclear Letter means the letter dated on or about May 18, 2006 from the Issuer to each of Austraclear and the Registrar and Issuing and Principal Paying Agent and under which Austraclear confirms that it will provide certain services for the Issuer in relation to the Program and will allow the Registrar to access the Austraclear System.

Austraclear System means the system operated by Austraclear in accordance with the Regulations.

Australian dollars or A$ means the lawful currency of Australia from time to time.

BBSW means, in relation to an Interest Period, the rate per annum (expressed as a percentage) calculated by the Issuing and Principal Paying Agent by taking the rates quoted on the Reuters Screen BBSW Page at approximately 10:10am, Sydney time, on the first day of that Interest Period for at least five banks quoting on that page, as being the mean buying and selling rate for a bill (which for the purpose of this definition means a bill of exchange of the type specified for the purpose of quoting on the Reuters Screen BBSW page) having a tenor equal to or closest approximating the Interest Period, eliminating the highest and lowest mean rates and taking the average of the remaining mean rates.

Allens Arthur Robinson

If in respect of the first day of an Interest Period, fewer than five banks have quoted rates on the Reuters BBSW Page, the rate for that Interest Period shall be calculated as above by taking the rates otherwise quoted by five banks on application by the Issuing and Principal Paying Agent for such a bill of the same tenor. If in respect of the first day of an Interest Period, the rate for that Interest Period cannot be determined in accordance with the foregoing procedures, then the rates shall be the rate as reasonably determined by the Issuing and Principal Paying Agent, having regard to comparable indices and available.

Bearer Exchange Notice means a notice substantially in the form of Schedule 4 to the Deed Poll.

Bearer Note means a note in bearer form.

Business Day means a day on which:

(a)	commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency markets) in Sydney and Charlotte, North Carolina and any additional business centres specified in the applicable Pricing Supplement;

(b)	Austraclear is open for business, excluding a Saturday, Sunday or public holiday in Sydney; and

(c)	if a Note is to be issued or paid, each relevant clearing system (including the Austraclear System, Euroclear and/or Clearstream) is operating.

Business Day Convention in respect of a Note, means the convention specified in the relevant Pricing Supplement for that Note and recorded in the Register for adjusting any relevant date if it would otherwise fall on a day that is not a Business Day. The following terms, when used in conjunction with the term Business Day Convention and a date, shall mean that an adjustment will be made if that date would otherwise fall on a day that is not a Business Day so that:

(a)	if Following is specified, that date will be the following Business Day;

(b)	if Modified Following or Modified is specified, that date will be the following Business Day unless that day falls in the next calendar month, in which case that date will be the preceding Business Day; and

(c)	if Preceding is specified, that date will be the preceding Business Day.

Clearstream means Clearstream Banking, societe anonyme or its successor.

Coupon means any interest coupon appertaining to a Bearer Note.

Couponbolder means the holder of a Coupon.

Day Count Basis means, in respect of the calculation of an amount of interest on any Note for any period of time (Calculation Period), the day count basis specified in the relevant Pricing Supplement and:

(a)	if Actual/365 or Actual/Actual is specified, the actual number of days in the Calculation Period in respect of which payment is being made (being inclusive of the first day, but exclusive of the last day, of that Calculation Period) divided by 365 (or, if any portion of that Calculation Period falls in a leap year, the sum of (i)

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the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366; and (ii) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365); or

(b)	if Actual/365 (Fixed) is specified, the actual number of days in the Calculation period in respect of which payment is being made divided by 365; or

(c)	if Actual/360 is specified, the actual number of days in the Calculation Period in respect of which payment is being made divided by 360; or

(d)

if 30/360 360/360 or Bond Basis is specified, the number of days in the Calculation Period in respect of which payment is being made (being inclusive of the first day, but exclusive of the last day, of that Calculation Period) divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (i) the last day of the Calculation Period is the 31st day of a month but the first day of the Calculation Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (ii) the last day of the Calculation Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); or

(e)	if RBA Bond Basis is specified, one divided by the number of Interest Payment Dates in a year; or

(f)	such other basis as may be specified in the relevant Pricing Supplement as being the applicable basis for the calculation of the amount of interest in respect of a Series of Notes.

Dealer means each person described as such who is an original party to the Program Agreement (and who has not been removed or retired in accordance with the terms of Program Agreement), any person who accedes to the Program Agreement as a Dealer or any person appointed as a Dealer under a relevant Syndication Agreement.

Determination Notice has the meaning given in Condition 5.3.

Early Redemption Amount means, in relation to any Note, the Redemption Amount payable on redemption at any time prior to its Maturity Date together with accrued interest up to but excluding the date of redemption, unless otherwise stated in the relevant Pricing Supplement.

Euroclear means Euroclear Bank S.A./N.V., as operator of the Euroclear System or its successor.

Event of Default means an event specified in Condition 9.

Exchange Date mean the first Business Day following the expiration of the 40 day distribution compliance period as set forth in Regulation S of the General Regulations under the Securities Act.

Fixed Rate Note means a Note that bears interest at a fixed rate.

Floating Rate Note means a Note that bears interest at a floating or variable rate.

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Interest Accrual Date means, in relation to any Note, the date specified in the Pricing Supplement as the date on and from which interest accrues on that Note.

Interest Amount means, in relation to any Note, the amount of interest payable in respect of such Note as determined under Condition 3.4.

Interest Payment Date means, in relation to any Note, each date specified in, or determined in accordance with the provisions of, the Pricing Supplement as a date on which a payment of interest on that Note is due and adjusted, if necessary, in accordance with the applicable Business Day Convention.

Interest Period means, in relation to any Note, the period from and including an Interest Payment Date (or, in the case of the first period, the Interest Accrual Date) to but excluding the next Interest Payment Date.

Interest Rate means, in relation to any Note, the rate of interest (expressed as a per cent per annum) payable in respect of that Note specified in or calculated or determined in accordance with the provisions of the Pricing Supplement.

Issue Date means, in relation to any Note, the date recorded or to be recorded in the Register as the date on which the Note is issued.

Issue Price in relation to a Note, means the issue price specified in, or calculated or determined in accordance with the provisions of, the Pricing Supplement for that Note.

Issuing and Principal Paying Agent means JPMorgan Chase Bank N.A., Sydney Branch in its capacity as issue and paying agent or any other issue and paying agent specified in the relevant Pricing Supplement or any other Program Document.

Maturity Date means, in relation to any Note, the date specified in the Pricing Supplement as the Maturity Date for that Note.

Meeting Provisions means the provisions for the convening of meetings and passing of resolutions by Noteholders set out in the Schedule to these Terms and Conditions.

Maximum Interest Rate has the meaning given in Condition 3.4.

Minimum Interest Rate has the meaning given in Condition 3.4.

Note means a Registered Note and/or a Bearer Note, as the context may require, and such Note may be a Senior Note or a Subordinated Note as indicated in the applicable Pricing Supplement.

Noteholder means:

(i)	in the case of a Registered Note, a person whose name is for the time being entered in the Register as a holder of a Note and when a Note is entered into the Austraclear System includes Austraclear or any other entity acting on behalf of any member of the Austraclear System; and/or

(ii)	in the case of a Bearer Note, the bearer of such Note,

as the context may require.

Offering Circular means at any time the offering circular issued in connection with the issue, sale or purchase of Notes, as revised, supplemented or amended from time to time

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by the Issuer, and such documents as are from time to time incorporated into it by reference (but not including any information or documents superseded by any information subsequently included or incorporated).

Optional Redemption Amount means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, the applicable Pricing Supplement.

Optional Redemption Date has the meaning given in Condition 5.4 and the specific date identified in the relevant Pricing Supplement.

Outstanding Principal Amount means, in relation to any Note, the principal amount outstanding on that Note from time to time.

Paying Agent means any paying agent in respect of the Notes appointed by the Issuer pursuant to the Agency and Registry Agreement.

Pricing Convention means unless otherwise specified in the relevant Pricing Supplement:

(a)	in respect of a Floating Rate Note, the FRN convention as published by the Australian Financial Markets Association (AFMA); or

(b)	in respect of a Fixed Rate Note, the Reserve Bank of Australia bond basis.

Pricing Supplement means the pricing supplement executed by the Issuer and prepared in relation to the Notes of the relevant Tranche or Series (substantially in the form set out in the Offering Circular) as a supplement, modification or replacement of the Terms and Conditions and giving details of that Tranche or Series.

Program Agreement means the agreement so entitled dated on or about the date of the Deed Poll between the Issuer and the Dealers named in that agreement.

Program Document means each of:

(a)	the Program Agreement;

(b)	the Deed Poll;

(c)	any Agency and Registry Agreement;

(d)	the Austraclear Letter;

(e)	any Offering Circular;

(f)	the relevant Notes;

(g)	the relevant Syndication Agreement (if applicable); and

(h)	the relevant Pricing Supplement.

Put Option Notice means the notice which must be delivered to the Registrar (in the case of Registered Notes) or any Paying Agent (in the case of Bearer Notes), as the case may be, by any Noteholder to exercise its option to redeem a Note prior to its Maturity Date.

Redemption Amount means, in relation to any Note, the Outstanding Principal Amount or such other redemption amount as may be specified in or calculated or determined in accordance with the provisions of the Pricing Supplement.

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Register means a register of Notebholders maintained by the Registrar on behalf of the Issuer in which is entered the name and address of Noteholders whose Notes are carried on that Register, the amount of Notes held by each Noteholder and the Tranche, Series, date of issue and transfer of those Notes and any other particulars which the Issuer sees fit.

Registered Note means a note in registered form.

Registrar means JPMorgan Chase Bank N.A., Sydney Branch, in its capacity as registrar of the Notes or such other person appointed by the Issuer to establish and maintain the Register on the Issuer’s behalf from time to time.

Regulations means the regulation and Operating manual of Austraclear or the terms and conditions and operating procedures of Euroclear or Clearstream, as the case may be, from time to time.

Securities Act means the United States Securities Act of 1933, as amended.

Senior Notes has the meaning given in Condition 2.7.

Senior Indebtedness has the meaning given in Condition 2.7.

Series means Notes having identical terms except that the Issue Date and the amount of the first payment of interest may be different in respect of different Tranches it comprises, or as otherwise agreed and referred to in the Pricing Supplement as being a Series.

Subordinated Notes has the meaning given in Condition 2.7.

Talon means a talon attached on issue to a Bearer Note which is exchangeable in accordance with its provisions for further Coupons appertaining to the Note, the talon being in or substantially in the form set out in Schedule 5 to the Deed Poll or in such other form as may be agreed between the Issuer, the Issuing and Principal Paying Agent and the relevant Dealer and includes any replacements for Talons issued in accordance with Condition 11.

Tenor of a Note means the number of days from, and including, its Issue Date to but excluding, its Maturity Date.

Tranche means Notes issued on the same Issue Date the terms of which are identical in all respects (except that a Tranche may comprise Notes in more than one denomination) or as otherwise agreed and referred to in the Pricing Supplement as being a Tranche.

US$ means the lawful currency of the United States of America from time to time.

Transfer and Acceptance Form means such form as the Registrar adopts in line with the then current market practice to effect a transfer of Notes.

United States means the United States of America or any of its territories or possessions.

United States Alien has the meaning given in Condition 7.

1.2	Deed Poll provisions

Subclauses 1.2 and 1.3 of the Deed Poll apply to these Terms and Conditions except that each reference in them to this Deed Poll is to be read as if it were a reference to these Terms and Conditions.

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1.3	Interpretations

References in these Terms and Conditions to issues, sales, or transfers, including cognate expressions, of Notes, and related dealings in Notes, include issues, sales or transfers, and cognate expressions, in interests or participations in Notes, and related dealings in such interests or participations.

2.	Form, Title and Status

2.1	Form

(a)	Each Registered Note is issued in temporary registered form. The holders of Registered Notes are recorded in the Register. Registered Notes will convert to permanent form upon and to the extent of delivery to the Issuing and Principal Paying Agent of a certificate or certificates dated not earlier than the Exchange Date issued by Austraclear in substantially the form set out in Schedule 1 of the Deed Poll with respect to such Registered Notes.

(b)	Each certificate or certificates shall be based upon a written certification or certifications in substantially the form set out in Schedule 2 of the Deed Poll received by Austraclear in writing by hand or by facsimile from the persons appearing in its records as being the owners of the Registered Notes being exchanged (the Austraclear Participants).

(c)	The delivery to the Issuing and Principal Paying Agent by Austraclear of any certificate referred to above may be relied upon by the Issuer and the Issuing and Principal Paying Agent as conclusive evidence, without further investigation, that a corresponding certification or certifications has or have been delivered to Austraclear by the Austraclear Participants.

(d)	Registered Notes in permanent form are exchangeable for Bearer Notes only in accordance with Condition 2.8 below. Bearer Notes are not exchangeable for Registered Notes.

(e)	Each Note is a separate debt obligation of the Issuer and may (subject to Condition 4.7) be transferred.

(f)	If the Notes are not lodged in Austraclear, appropriate adjustments to the certification procedure will be made to the satisfaction of the Issuer.

2.2	Currency and amounts

(a)	Notes will be denominated in and issued in such minimum denominations of Australian dollars as agreed between the Issuer and relevant Dealers and set out in the Pricing Supplement provided that the minimum denomination shall at all times be equal to or greater than A$100,000.

(b)	In respect of an offer or invitation received in Australia, Notes may only be issued if the amount subscribed for, or the consideration, payable to the Issuer, by the relevant Noteholder is a minimum of A$500,000 (disregarding amounts, if any, lent by the Issuer or other person offering the Notes or its associates (within the

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meaning of those expressions in Part 6D.2 of the Corporations Act 2001)) unless the offer or invitation is otherwise in circumstances such that by virtue of s708 of the Corporations Act 2001 no disclosure is required to be made under Part 6D.2 of that Act.

2.3	Registered Note owners

(a)	Subject to 2.3(c) below, the person whose name is inscribed in the Register as the registered owner of any Registered Note from time to time will be treated by the Issuer, the Issuing and Principal Paying Agent and the Registrar as the absolute owner of such Registered Note for all purposes whether or not any payment in relation to such Registered Note is overdue and regardless of any notice of ownership, trust or any other interest inscribed in the Register, subject to rectification for fraud or error. Two or more persons registered as Noteholders are taken to be a joint holders with right of survivorship between them.

(b)	Subject to 2.3(c) below, upon a person acquiring title to a Registered Note by virtue of becoming registered as the owner of that Registered Note, all rights and entitlements arising by virtue of the Deed Poll in respect of that Registered Note vest absolutely in the registered owner of the Registered Note, so that no person who has previously been registered as the owner of the Registered Note nor any other person has or is entitled to assert against the Issuer, or the Registrar or the registered owner of the Registered Note for the time being and from time to time any rights, benefits or entitlements in respect of the Registered Note.

(c)	Neither the Issuer nor the Registrar nor any other person is, except as required by order of a court of competent jurisdiction, or as required by law, obliged to take notice of any other claim to or in respect of Registered Notes.

2.4	Inscription conclusive

Each inscription in the Register in respect of a Registered Note is:

(a)	sufficient and conclusive evidence to all persons and for all purposes that the person whose name is so inscribed is the registered owner of the Registered Note;

(b)	evidence for the benefit of the relevant Noteholder, that a separate and individual acknowledgement by the Issuer of its indebtedness to that person is constituted by the Deed Poll and of the vesting in such person of all rights vested in a Noteholder by the Deed Poll; and

(c)	evidence that the person whose name is so inscribed is entitled to the benefit of an unconditional and irrevocable undertaking by the Issuer constituted by the Deed Poll that the Issuer will make all payments of principal and interest (if any) in respect of the Registered Note in accordance with these Terms and Conditions.

2.5	Manifest errors

The making of, or the giving effect to, a manifest error in an inscription into the Register will not avoid the constitution, issue or transfer of a Registered Note. The Registrar must correct any manifest error of which it becomes aware.

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2.6	No certificate

(a)	Except as permitted under paragraph (b), no certificate or other evidence of title shall be issued by or on behalf of the Issuer to evidence title to a Registered Note unless the Issuer determines that certificates should be made available or that it is required to do so under any applicable law or regulation.

(b)	The Issuer agrees, on request by a Noteholder, to procure the Registrar to provide (and the Registrar agrees to provide) to the Noteholder, at that Noteholder’s expense, a certified extract of the particulars entered on the Register in relation to that Noteholder and the Registered Notes held by it.

2.7	Status

The ranking of Notes is not affected by the date of registration of any Noteholder in the Register. The Issuer is not authorised under the Banking Act 1959 of the Commonwealth of Australia (the Banking Act) to carry on banking business and is not subject to prudential supervision by the Australian Prudential Regulation Authority. The Notes are not Deposit Liabilities under the Banking Act.

Status of the Senior Notes and the Subordinated Notes

The Notes may be issued in one or more Series as unsecured debt securities, which may be either senior notes (Senior Notes) or subordinated notes (Subordinated Notes).

The Notes are not deposits and are not insured by the Federal Deposit Insurance Corporation.

Under the Program, there is no limitation on the Issuer’s ability to issue additional Senior Indebtedness or Subordinated Notes.

(a) Status of Senior Notes

The Senior Notes will be unsecured and unsubordinated obligations of the Issuer and will rank equally with all other unsubordinated and unsecured indebtedness of the Issuer. The Subordinated Notes are unsecured and subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined below) of the Issuer.

Senior Indebtedness means any indebtedness for money borrowed (including all indebtedness of the Issuer for borrowed and purchased money of the Issuer, all obligations arising from off-balance sheet guarantees by the Issuer and direct credit substitutes and obligations of the Issuer associated with derivative products such as interest and foreign exchange rate contracts and commodity contracts) that is outstanding on the date of execution of the Agency and Registry Agreement, or is thereafter created, incurred, or assumed, for which the Issuer is at the time of determination responsible or liable as obligor, guarantor or otherwise for payment, and all deferrals, renewals, extensions, and refundings of any such indebtedness or obligations other than the Subordinated Notes or any other indebtedness as to which the instrument creating or evidencing the same or pursuant to which the same is outstanding, provides that such indebtedness is subordinate in right of payment to any other indebtedness of the Issuer.

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(b) Status of Subordinated Notes

The indebtedness evidenced by the Subordinated Notes, subject to the extent set forth herein, shall be subordinated in right of payment to the prior payment in full of all the Issuer’s Senior Indebtedness. Senior Indebtedness shall continue to be Senior Indebtedness and shall be entitled to the benefits of such subordination irrespective of any amendment, modification, or waiver of any term of the Senior Indebtedness. There is no right of acceleration in the case of a default in the payment of interest on the Subordinated Notes or in the performance of any other obligation of the Issuer under Subordinated Notes.

The Issuer shall not make any payment on account of principal, premium, if any, interest, or any other amounts payable on its Subordinated Notes or purchase any of its Subordinated Notes, either directly or indirectly, if (1) any default or Event of Default with respect to any of its Senior Indebtedness shall have occurred and be continuing and (2) it shall have received written notice thereof from the holders of at least 10.00% in principal amount of any kind or category of any of its Senior Indebtedness (or the representative or representatives of such holders).

Until all of the Issuer’s Senior Indebtedness is paid in full, the holders of the Issuer’s Subordinated Notes will be subrogated (equally and ratably with the holders of all of the Issuer’s indebtedness which, by its express terms, ranks equally with its Subordinated Notes, and is entitled to like rights of subrogation) to the rights of the holders of the Issuer’s Senior indebtedness to receive payments or distributions of its assets.

If the Issuer repays any of its Subordinated Notes before the required date or in connection with a distribution of its assets to creditors pursuant to a dissolution, winding up, liquidation, or reorganization, any principal, premium, if any, interest, or any other amounts payable will be paid to the holders of the Issuer’s Senior Indebtedness before any holders of its Subordinated Notes are paid. In addition, if such amounts were previously paid to the holders of its Subordinated Notes, the holders of its Senior Indebtedness shall have first rights to such amounts previously paid.

No modification or amendment of the subordination provisions of Subordinated Notes and any related coupons in a manner adverse to the holders of Senior Indebtedness may be made without the consent of the holders of all outstanding of the Issuer’s Senior Indebtedness.

The preceding subordination provisions relating to the Issuer’s Subordinated Notes are governed by New York law.

2.8	Exchange of Registered Notes for Bearer Notes

(a)	Registered Notes in permanent form with an aggregate principal amount of not less than A$500,000 are exchangeable, at the option of the Noteholder, for a Bearer Note for a principal amount equal to the principal amount of the Registered Notes being exchanged. Bearer Notes will be made available for collection by the persons entitled at the specified office of the Issuing and Principal Paying Agent outside the United States or, at the request of the person entitled, mailed, at the

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risk of the person entitled, to the address specified in the Bearer Exchange Notice, provided such address is outside the United States.

(b)	The Issuer undertakes to procure that the relevant Bearer Notes will be duly issued in accordance with these Terms and Conditions and the Agency and Registry Agreement.

(c)	Whenever a Registered Note is to be exchanged for a Bearer Note, the Issuer shall procure the prompt delivery of such Bearer Note, duly authenticated by the Issuing and Principal Paying Agent and, to the extent applicable, with Coupons attached in an aggregate principal amount equal to the principal amount of the relevant Registered Note to the relevant Noteholder within 120 days of the Noteholder requesting such exchange.

(d)	On any occasion on which a Registered Note is exchanged in accordance with the procedure set out above, the Issuer shall procure that:

(i)	the aggregate principal amount of the Bearer Notes which are delivered in definitive form is noted on the Register; and

(ii)	the remaining principal amount of the Registered Notes (which shall be the previous principal amount thereof less the amount referred to at (i) above) is noted on the Register, whereupon the principal amount of the Registered Notes shall for all purposes be as most recently noted.

(e)	The option of the Noteholders provided for in this Condition 2.8 may be exercised by the relevant Noteholder giving notice to the Issuing and Principal Paying Agent substantially in the form of the notice set out in Schedule 4 to the Deed Poll or in such other form available from the Issuing and Principal Paying Agent from time to time and stating the principal amount of Notes in respect of which the option is exercised. Each such notice must be accompanied by the payment to the Issuing and Principal Paying Agent of such reasonable professional costs and production costs as specified by the Issuing and Principal Paying Agent at the relevant time on account of the expenses to be incurred by it or the Issuer in connection with an exchange under this Condition 2.8 (including, without limitation, the cost of printing the definitive Bearer Notes).

2.9	Declaration

A Noteholder may only exercise the option to exchange Registered Notes for Bearer Notes under Condition 2.8 if that Noteholder provides a declaration, substantially as set out in Appendix 1 to the Bearer Exchange Notice, that:

(a)	such Noteholder is not an Australian resident, as defined in the Income Tax Assessment Act 1936, or otherwise holding the Bearer Notes to which the declaration applies, in the course of carrying on business in Australia at or through a permanent establishment in Australia; and

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(b)	such Noteholder will notify the Issuer if either:

(i)	such Noteholder holds or commences to hold the Bearer Notes, to which the declaration applies, as either an Australian resident, as defined in the Income Tax Assessment Act 1936, or in the course of carrying on business in Australia at or through a permanent establishment in Australia; or

(ii)	such Noteholder disposes of any part of such Noteholder’s beneficial interest in the Bearer Notes, to which the declaration applies, to either:

(A)	an Australian resident, as defined in the Income Tax Assessment Act 1936; or

(B)	a person who otherwise acquires or would hold those Bearer Notes in the course of carrying on business in Australia at or through a permanent establishment in Australia.

Such notification (the Notice):

(AA)	must include the name and address (in Australia) of the relevant Noteholder, in the event of Condition 2.9(b)(i) above, and the name and address of each of the relevant Noteholder and the subsequent transferee of that Noteholder’s beneficial interest in the Bearer Notes, in the event of Condition 2.9(b)(ii) above; and

(BB)	must occur within a reasonable time after the occurrence of any of the events set out in Condition 2.9(b) above and provided that it occurs prior to the first Interest Payment Date after that occurrence.

If an option to exchange has been exercised, any subsequent Noteholder (i.e., other than the person who exercises the exchange option) of the Bearer Notes will also be required to notify the Issuer, copied to the Issuing and Principal Paying Agent, on its behalf if either (b)(i) or (b)(ii) above occurs. Such notification is to include the name and address of that subsequent Noteholder of the Bearer Notes.

2.10	Bearer Note payment exception

No payment of interest under a Bearer Note is required to be made by the Issuer or the Issuing and Principal Paying Agent on its behalf unless the person to whom that interest payment is to be made has provided the Issuer or the Issuing and Principal Paying Agent on its behalf with its name and address if required to do so by Conditions 2.8 or 2.9 above (as applicable).

2.11	Form of Bearer Notes

The Bearer Notes will be substantially in the form set out in Schedule 5 to the Deed Poll.

3.	Interest

3.1	Application

Notes may be interest bearing on a fixed or floating rate basis, as specified in the applicable Pricing Supplement.

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3.2	Period of accrual of interest

Interest accrues on Notes from the relevant Interest Accrual Date at the applicable Interest Rate. Interest ceases to accrue on such Notes from the relevant Maturity Date unless default is made in the payment of any principal amount in respect of such Notes. In that event, any overdue principal of a Note continues to bear interest at the default rate specified in the relevant Pricing Supplement, both before and after any judgment, until it is paid in full to the relevant Noteholder.

3.3	Interest Payment Dates

Interest is payable on the relevant Interest Payment Dates.

3.4	Calculation of Interest Amount

The Interest Amount must be calculated by the Issuing and Principal Paying Agent, Registrar or other person appointed as calculation agent by the Issuer and named as such in the relevant Pricing Supplement by applying the Interest Rate to the Outstanding Principal Amount of each applicable Note, multiplying such sum by the relevant Day Count Basis for the relevant Interest Period and rounding the resultant figure to the nearest cent (half a cent being rounded upwards) having regard to the relevant Pricing Convention subject, in all cases, to any specified Minimum Interest Rate or Maximum Interest Rate as may be specified in the applicable Pricing Supplement.

The applicable Pricing Supplement may specify a minimum rate at which the Notes may bear interest (a Minimum Interest Rate). If the Interest Rate determined in accordance with the provisions of this Condition 3.4 is less than the specified Minimum Interest Rate, the Interest Rate shall be such Minimum Interest Rate. The applicable Pricing Supplement may specify a Maximum Interest Rate. If the Interest Rate determined in accordance with the provisions of this Condition 3.4 is greater than the maximum rate at which the Notes bear interest (the Maximum Interest Rate), the Interest rate shall be such Maximum Interest Rate.

3.5	Notification of Interest Rate and Interest Amount

The Issuer will procure that the Issuing and Principal Paying Agent, Registrar or other person appointed as calculation agent by the Issuer and named as such in the relevant Pricing Supplement will, if requested in writing by a Noteholder of any Note, notify that Noteholder of the Interest Rate, the Interest Amount and the relevant Interest Payment Date. In relation to any Note, the Interest Amount and the Interest Payment Date (but in no event, the Interest Rate) so notified may be subsequently amended (or appropriate alternative arrangements made by the Issuing and Principal Paying Agent, Registrar or other person appointed as calculation agent by the Issuer and named as such in the relevant Pricing Supplement by way of adjustment) without notice if and to the extent that the Interest Period is extended or shortened.

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3.6	Notification, etc. to be final

Except as provided in Condition 3.5, all notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Condition 3 by the Issuing and Principal Paying Agent, Registrar or other person appointed as calculation agent by the Issuer and named as such in the relevant Pricing Supplement are (in the absence of willful default, bad faith or manifest error) binding on the Issuer, the Issuing and Principal Paying Agent, the Registrar and all Noteholders of Notes and no liability to those Noteholders attaches to the Issuing and Principal Paying Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions.

3.7	Floating Rate Notes

If the Pricing Supplement specifies the Interest Rate applicable to that Tranche of Notes as being Floating Rate, the Interest Rate applicable to such Notes during the Interest Period will be the sum of the margin specified in the Pricing Supplement and BBSW.

3.8	Business Days

(a)	(Fixed Rate Notes) In the event that any Interest Payment Date or Maturity Date on a fixed rate Note is not a Business Day, interest on such fixed rate Note will be paid on the next succeeding Business Day without any additional interest.

(b)	(Floating Rate Notes) If a payment is due under a floating rate Note on a day which is not a Business Day, the date for payment will be adjusted according to the Business Day Convention applicable to that Note.

4.	Transfers

4.1	Transfer subject to Agency and Registry Agreement

For so long as any Registered Note is lodged in the Austraclear System:

(a)	the right of a relevant Noteholder to be registered as the holder of that Registered Note, and the transfer of any Registered Note, shall be governed by the Agency and Registry Agreement and the Regulations; and

(b)	to the extent any provision of these Terms and Conditions are inconsistent with the Agency and Registry Agreement, the Agency and Registry Agreement shall prevail.

4.2	Austraclear

(a)	Unless the relevant Pricing Supplement otherwise provides, the Registered Notes will be lodged, subject to the agreement of Austraclear, into the Austraclear System.

(b)	If the Registered Notes are lodged into the Austraclear System, the Registrar will enter Austraclear in the Register as the Noteholder of those Registered Notes. While those Registered Notes remain in the Austraclear System:

(i)	all payments and notices required of the Issuer or the Registrar in relation to those Registered Notes will be made or directed to Austraclear in accordance with the Regulations; and

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(ii)	all dealings (including transfers and payments) in relation to those Registered Notes within the Austraclear System will be governed by the Regulations and need not comply with these Terms and Conditions to the extent of any inconsistency.

(c)	If Austraclear is entered in the Register in respect of a Registered Note, despite any other provision of these Terms and Conditions, that Registered Note is not transferable on the Register, and the Issuer may not, and must procure that the Registrar does not, register any transfer of that Registered Note, and the relevant member of the Austraclear System to whose security account the Registered Note is credited in respect of that Registered Note (the Relevant Member) has no right to request any registration or any transfer of that Registered Note, except that:

(i)	for any repurchase, redemption or cancellation (whether on or before the Maturity Date of the Note), a transfer of that Registered Note from Austraclear to the Issuer may be entered in the Register; and

(ii)	if either:

(A)	Austraclear gives notice to the Registrar stating that the Relevant Member has stated to Austraclear that it needs to be registered in relation to the Registered Note in order to pursue any rights against the Issuer; or

(B)	Austraclear purports to exercise any power it may have under the Regulations from time to time or these Terms and Conditions, to require Registered Notes to be transferred on the Register to the Relevant Member, the Registered Note may be transferred on the Register from Austraclear to the relevant Member. In any of these cases, the Registered Note will cease to be held in the Austraclear System.

(d)	On admission to the Austraclear System, interests in the Registered Notes may be held through Euroclear or Clearstream. In these circumstances, entitlements in respect of holdings of interests in the Registered Notes in Euroclear are held in the Austraclear System by Westpac Custodian Nominees Limited as nominee of Euroclear while entitlements in respect of holdings of interests in the Registered Notes in Clearstream, are held in the Austraclear System by ANZ Nominees Limited as nominee of Clearstream.

(e)	The rights of a holder of interests in Registered Notes held through Euroclear or Clearstream are subject to the respective rules and regulations for accountholders of Euroclear and Clearstream and their respective nominees and the rules and regulations of the Austraclear System.

(f)	In addition, any transfer of interests in Registered Notes which are held through Euroclear or Clearstream and to the extent such transfer will be recorded in the Austraclear System, will be subject to the Corporations Act 2001 (Cth) and the other requirements set out in the Notes.

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4.3	Transfers of Notes

(a)	Registered Notes are transferable without the consent of the Issuer or the Registrar. Registered Notes entered in the Austraclear System will be transferable only in accordance with the Regulations.

(b)	Title to Bearer Notes, Coupons and Talons (as applicable) passes by delivery.

(c)	The holder of any Bearer Note, Coupon or Talon will (except as otherwise required by applicable law or regulatory requirement) be treated as its absolute owner for all purposes (whether or note it is overdue and regardless of any notice of ownership, trust or any interest thereof or therein, any writing thereon, or any theft or loss thereof) and no person shall be liable for so treating such holder.

4.4	Transfer amounts

Notes may only be transferred in accordance with all applicable laws and regulations of each relevant jurisdiction. Notes which are transferred in respect of offers or invitations received in Australia must be transferred for a consideration of not less than A$500,000 (disregarding amounts, if any, lent by the Issuer or other person offering the Notes or its associates) unless the offer or invitation is such that by virtue of s708 of the Corporations Act 2001 no disclosure is required to be made under Part 6D.2 of that Act.

4.5	Transfer and Acceptance Forms for Registered Notes

Subject to Condition 4.2, a Registered Note is transferable in whole (but not in part) by a duly completed and (if applicable) stamped Transfer and Acceptance Form obtainable from the Registrar. Unless a contrary intention is expressed in a Transfer and Acceptance Form, all contracts relating to the transfer of Registered Notes are governed by the laws applicable to the Notes. The Issuer is not obliged to stamp the Transfer and Acceptance Form.

4.6	Registration requirements for transfer

Every Transfer and Acceptance Form in respect of Registered Notes must be:

(a)	signed by the transferor and the transferee;

(b)	delivered to the office of the Registrar for registration;

(c)	accompanied by such evidence as the Registrar may reasonably require to prove the title of the transferor or the transferor’s right to transfer those Registered Notes; and

(d)	duly stamped, if necessary.

4.7	Registration of transfers

Subject to this Condition 4, the Registrar must register a transfer of Registered Notes. Upon entry of the name, address and all other required details of the transferee in the Register, the Issuer must recognise the transferee as the Noteholder entitled to the Registered Notes

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that are the subject of the transfer. Entry of such details in the Register constitutes conclusive proof of ownership by that transferee of those Registered Notes. The transferor remains the owner of the relevant Registered Notes until the required details of the transferee are entered in the Register in respect of those Registered Notes. Subject to Condition 4.9, the Registrar must register the transfer of a Registered Note whether or not the Transfer and Acceptance Form to which the transfer relates has been marked by the Registrar.

4.8	No fee

No fee or other charge is payable to the Issuer or the Registrar in respect of the transfer or registration of any Registered Note.

4.9	Marking of transfer

The Registrar may mark any Transfer and Acceptance Form in its customary manner. Such marking prohibits a dealing with the relevant Registered Notes as specified in the marking notation for a period from the date of marking to the earliest of:

(a)	15 days from the date of marking;

(b)	the date the Registrar cancels the marking notation on the Transfer and Acceptance Form; and

(c)	the date the Registrar receives notification of the execution of the marked Transfer and Acceptance Form by the transferee.

4.10	Destruction

Any Transfer and Acceptance Form may, with the prior written approval of the Issuer, be destroyed by the Registrar after the entry in the Register of the particulars set out in the form. On receipt of such approval, the Registrar must destroy the Transfer and Acceptance Form as soon as reasonably practicable and promptly notify the Issuer in writing of its destruction.

4.11	Deceased persons/bankrupt persons/unincorporated associations

(a)	A person becoming entitled to a Registered Note as a consequence of the death or bankruptcy of a Noteholder or of a vesting order or a person administering the estate of a Noteholder may transfer the Registered Note or, if so entitled become registered as the Noteholder of the relevant Registered Note upon producing such evidence as to that entitlement or status as the Registrar considers sufficient.

(b)	The Registrar may decline to give effect to a transfer of any Registered Notes entered in the Register in the name of a deceased person who has two or more personal representatives unless the Transfer and Acceptance Form is executed by all of them.

(c)	A transfer to an unincorporated association is not permitted.

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4.12	Aggregate transfers

Where the transferor executes a transfer of less than all Registered Notes registered in its name, and the specific Registered Notes to be transferred are not identified, the Registrar may (subject to the limit on minimum holdings) register the transfer in respect of such of the Registered Notes registered in the name of the transferor as the Registrar thinks fit, provided the aggregate principal amount of the Registered Notes registered as having been transferred equals the aggregate principal amount of the Registered Notes expressed to be transferred in the transfer.

4.13	Stamp duty

(a)	The Issuer will bear any stamp duty payable on the issue and subscription of the Registered Notes.

(b)	The Noteholder is responsible for any stamp duties or other similar taxes which are payable in any jurisdiction in connection with any transfer, assignment or any other dealing with the notes.

5.	Redemption and Purchase

5.1	Maturity

Unless previously redeemed or purchased and cancelled in accordance with these Terms and Conditions, each Note must be redeemed on its Maturity Date at its Redemption Amount.

5.2	Redemption for tax reasons

The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time (in the case of Notes other than Floating Rate Notes) or on any Interest Payment Date (in the case of Floating Rate Notes), on giving not less than 30 nor more than 60 calendar days’ notice (which notice shall be irrevocable) to the Issuing and Principal paying Agent, the Registrar and to the Noteholders, in accordance with Condition 12, if:

(a)	on the occasion of the next payment due under the Notes, the Issuer has or will become obligated to pay Additional Amounts as discussed in Condition 7 as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date of the first Tranche of the Notes; and

(b)	the Issuer cannot avoid such obligation by taking reasonable measures available to it;

provided that, no such redemption notice shall be given earlier than 90 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due. Prior to the publication of any redemption notice pursuant to this Condition 5.2, the Issuer shall deliver a certificate to the Issuing and Principal Paying Agent and the Registrar signed by the Chief Financial

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Officer or a Senior Vice President of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent, if any, to the redemption have occurred.

Notes redeemed pursuant to this Condition 5.2 will be redeemed at their Early Redemption Amount together (if appropriate) with interest accrued to (but excluding) the redemption date.

5.3	Special tax redemption

If the Issuer determines that any payment made outside the United State by the Issuer or any of its Paying Agents in respect of any Note or Coupon (if applicable), under any present or future laws or regulations of the United States (other than any territory or possession), would be subject to any certification, documentation, information, or other reporting requirement of any kind the effect of which is the disclosure to the Issuer, any paying Agent, or any government authority of the nationality, residence, or identity of a beneficial owner of such Note or Coupon who is a United States Alien (other than a requirement (1) that would not be applicable to a payment by the Issuer or any one of its paying Agents (x) directly to the beneficial owner, or (y) to a custodian, nominee, or other agent of the beneficial owner, (2) that can be satisfied by such custodian, nominee, or other agent certifying to the effect that the beneficial owner is a United States Alien, provided that, in any case referred to in Clauses (1)(y) or (2), payment by the custodian, nominee, or agent to the beneficial owner is not otherwise subject to any such requirement, or (3) that would not be applicable to a payment by at least one paying Agent of the Issuer), the Issuer shall at its option either:

(a)	redeem the Notes in whole, but not in part, at any time (in the case of Notes other than Floating Rate Notes) or on any Interest Payment Date (in the case of Floating Rate Notes), at a price equal to the Early Redemption Amount, together if appropriate with interest accrued to (but excluding) the date of redemption, or

(b)	if the conditions of the next succeeding paragraph are satisfied, pay the Additional Amounts specified in such paragraph.

The Issuer shall make its determination as soon as practicable and publish prompt notice thereof (the Determination Notice) stating the effective date of its certification, documentation, information, or other reporting requirement, whether the Issuer will redeem the Notes or pay the Additional Amounts specified in the next succeeding paragraph, and (if applicable) the last date by which the redemption of the Notes must take place, as provided in the next succeeding sentence. If the Notes are to be redeemed pursuant to this Condition 5.3; that redemption shall take place on such date, not later than one year after the publication of the Determination Notice, as the Issuer shall elect by notice to the Issuing and principal paying Agent and Registrar at least 45 calendar days before the redemption date. Notice of such redemption of the Notes will be given to the Noteholders not more than 60 nor less than 30 calendar days prior to the redemption date by publication in accordance with Condition 12. Notwithstanding the foregoing, the Issuer shall not redeem the Notes if the Issuer subsequently determine not less than 30 calendar days prior to the redemption date, that subsequent payments on the Notes or Coupons (if applicable) would not be subject to any such certification, documentation,

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information, or other reporting requirement, in which case the Issuer shall give prompt notice of its subsequent determination by publication in accordance with Condition 12 and any earlier redemption notice shall be revoked and of no further effect.

Notwithstanding the foregoing, if and so long as the certification, documentation, information, or other reporting requirement referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar change, the Issuer may elect to pay as additional interest such Additional Amounts as may be necessary so that every net payment made outside the United States following the effective date of that requirement by the Issuer or any of its Paying Agents in respect of any Note or any Coupon (if applicable) of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence, or identity, other than status as a United States Alien, of such beneficial owner be disclosed to the Issuer, any Paying Agent, or any government authority), after deduction or withholding for or on account of that backup withholding tax or similar charge (other than a backup withholding tax or similar charge that (1) would not be applicable in the circumstances referred to in the parenthetical clause of the first sentence of the preceding paragraph or (2) is imposed as a result of the presentation of the Note or Coupon (if applicable) for payment more than 15 calendar days after the date on which that payment became due and payable or on which payment thereof was duly provided for, whichever occurred later), will not be less than the amount provided for in the Note or Coupon (if applicable) to be then due and payable. If the Issuer elects to pay Additional Amounts pursuant to this paragraph, the Issuer shall have the right to redeem the Notes in whole, but not in part, at any time (in the case of Notes other than Floating Rate Notes) or on any Interest Payment Date (in the case of Floating Rate Notes), subject to the provisions of the last two sentences of the immediately preceding paragraph. If the Issuer elects to pay Additional Amounts pursuant to this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then the Issuer shall redeem the Notes pursuant to the provisions of the immediately preceding paragraph.

5.4	Call Option - Redemption at the option of the Issuer

If the applicable Pricing Supplement specifies that the Issuer has an option to redeem the Notes, and the Issuer gives:

(a)	not less than 30 nor more than 60 calendar days’ notice in accordance with Condition 12 to the Noteholders (or such other period as is specified in the applicable Pricing Supplement); and

(b)	not less than seven Business Days (or such other period as is specified in the applicable Pricing Supplement) before giving notice as referred to in (a), notice to the Issuing and Principal Paying Agent and the Registrar;

(both of which notices shall be irrevocable), then the Issuer may redeem all or only some of the Notes then outstanding on the dates upon which redemption may occur (each, an Optional Redemption Date) and at the Optional Redemption Amounts specified in, or determined in the manner specified in, the applicable Pricing Supplement together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Dates. Any redemption must be of a principal amount equal to the minimum principal amount of the

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Notes permitted to be redeemed at any time (the Minimum Redemption Amount) or any greater principal amount of the Notes permitted to be redeemed at any time (each, a Higher Redemption Amount), both as indicated in the applicable Pricing Supplement. In the case of a partial redemption of Notes, the Notes to be redeemed (Redeemed Notes) will be selected individually by lot, in the case of Redeemed Notes represented by Bearer Notes, and in accordance with the Regulations, in the case of Redeemed Notes represented by Registered Notes, not more than 60 calendar days prior (or such other period as is specified in the applicable Pricing Supplement) to the date fixed for redemption (the Selection Date). In the case of Redeemed Notes represented by Bearer Notes, a list of the serial numbers of the Redeemed Notes will be published in accordance with Condition 12 not less than 30 calendar days prior (or any other period as is specified in the applicable Pricing Supplement) to the date fixed for redemption. The aggregate principal amount of Redeemed Notes represented by Bearer Notes shall bear the same proportion to the aggregate principal amount of all Redeemed Notes as the aggregate principal amount of Bearer Notes outstanding bears to the aggregate principal amount of the Notes outstanding, in each case on the Selection Date, provided that the first mentioned principal amount, if necessary, shall be rounded downwards to the nearest integral multiple of the specified Denomination, and the aggregate principal amount of Redeemed Notes represented by Registered Notes shall be equal to the balance of the Redeemed Notes. No exchange of any Registered Note will be permitted during the period from and including the Selection Date to and including the date fixed for redemption pursuant to this Condition 5.4 and the Issuer shall give notice to that effect to the Noteholders in accordance with Condition 12 at least 10 calendar days prior (or any other period as is specified in the applicable Pricing Supplement) to the Selection Date.

5.5	Put Option - Redemption at the option of the Noteholders

If the applicable Pricing Supplement specifies that the Noteholders have an option to require the Issuer to redeem the Notes, upon the Noteholder giving the Issuer, in accordance with Condition 12, not less than 30 nor more than 60 calendar days’ notice or such other period of notice as is specified in the applicable Pricing Supplement (which notice shall be irrevocable), the Issuer, upon the expiration of such notice, will redeem (in accordance with, the terms specified in the applicable Pricing Supplement) in whole (but not in part), such Note on the Optional Redemption Date and at the Optional Redemption Amount specified in, or determined in the manner specified in, the applicable Pricing Supplement together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date.

In order to exercise its right to require redemption of any Registered Notes, the Noteholder must deliver to the office of the Registrar a duly signed and completed Put Option Notice in the form obtainable from the Registrar in which the holder must specify a bank account (or, if payment is by check, an address) to which payment is to be made under this Condition 5.5.

In order to exercise its right to require redemption of any Bearer Notes, the Noteholder must deliver the Bearer Note at the specified office of any Paying Agent outside the United States during normal business hours of such paying Agent falling within the notice period,

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accompanied by a duly signed and completed Put Option Notice in the form obtainable from any specified office of any Paying Agent in which the holder must specify a bank account (or, if payment is by check, an address) to which payment is to be made under this Condition 5.5.

5.6	Early Redemption Amounts

For purposes of Condition 5.2 and Condition 5.3 above, the Notes will be redeemed at the Early Redemption Amount calculated as follows:

(a)	for Notes with a Redemption Amount equal to 100.00% of the principal amount, at the Redemption Amount thereof; or

(b)	for Notes with a Redemption Amount different from the nominal amount, at the amount specified in, or determined in the manner specified in, the applicable Pricing Supplement or, if no such amount or manner is so specified in the Pricing Supplement, at their nominal amount.

5.7	Repurchases

The Issuer and any of its affiliates may at any time repurchase Notes (provided that, in the case of Bearer Notes, all unmatured Coupons attached to the Note are repurchased at the same time as the Note) at any price in the open market or otherwise. In the case of Bearer Notes, such Notes may be held, reissued, or surrendered to any Paying Agent for cancellation. Any Notes reissued or resold must comply with the selling restrictions set out in Treasury Regulations Section 1.163-5 as if they were newly issued.

5.8	Cancellation

All Notes which are redeemed will be cancelled (together with, in the case of Bearer Notes, all unmatured Coupons attached thereto or surrendered therewith at the time of redemption). All Bearer Notes so cancelled and the Bearer Notes purchased and cancelled pursuant to Condition 5.7 above (together with any unmatured Coupons cancelled therewith) shall be forwarded to the Issuing and Principal Paying Agent and cannot be reissued or resold.

6.	Payments

6.1	Payments to Noteholders of Registered Notes

All payments under a Note must be made by the Issuer or the Issuing and Principal Paying Agent on its behalf:

(a)	if the Notes are lodged in the Austraclear System by crediting, on the relevant Interest Payment Date, Maturity Date or other date on which a payment is due, the amount then due to the account of the Noteholder, in accordance with the Regulations; or

(b)	if the Notes are not lodged in the Austraclear System, to the account notified by the relevant Noteholder to the Registrar or, in the absence of that notification, in the manner (if any) specified in the applicable Pricing Supplement, and in either case, without set-off or counterclaim or any other deduction unless required by law.

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6.2	Method of payment for Registered Notes

A payment made by electronic transfer is for all purposes taken to the made when the Issuer or the Issuing and Principal Paying Agent gives an irrevocable instruction for the making of that payment by electronic transfer, being an instruction which would be reasonably expected to result, in the ordinary course of banking business, in the relevant funds reaching the account of the Noteholder on the same day as the day on which the instruction is given.

6.3	Payments for Noteholders of Bearer Notes

Subject as provided below payments in Australian dollars will be made by transfer to an Australian dollar account maintained by the payee with, or by a cheque in Australian dollars drawn on, a bank in Sydney; provided however, that a cheque may not be delivered to an address in, and an amount may not be transferred to an account at a bank located in, the United States by any office or agency of the Issuer, the Issuing and Principal Paying Agent or any Paying Agent.

Payments will be subject in all cases to Condition 6.6, without prejudice to the provisions of Conditions 7.

6.4	Presentation of Notes and Coupons and Payments

Except as provided below, payments of principal, if any, in respect of Bearer Notes will be made as provided in Condition 6.3 only against surrender of such Bearer Notes and payments of interest in respect of Bearer Notes will be made only against surrender of Coupons, in each case at the specified office of any Paying Agent outside the United States. Payments under Condition 6.3 made by cheque, at the option of the bearer of such Bearer Note or Coupon, shall be mailed or delivered to an address outside the United States furnished by such bearer. Subject to any applicable laws and regulations, any payments made by transfer will be made in immediately available funds to an account maintained by the payee with a bank located outside the United States.

Fixed Rate Bearer Notes should be presented for payment together with all related unmatured Coupons (which expression shall for this purpose include Coupons to be issued upon exchange of matured Talons). Failure to present the above will result in the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) being deducted from the sum due for payment. Each amount of principal so deducted will be paid as described above against surrender of the relative missing Coupon at any time before the expiration of five years after the Relevant Date in respect of such principal (whether or not such Coupon would otherwise have become void under condition 10) or, if later, five years from the date on which such Coupon would otherwise have become due. Upon any Fixed Rate Bearer Note becoming due and payable prior to its Maturity Date, all relevant unmatured Talons, if any, will become void and no further Coupons will be issued in respect of that Fixed Rate Bearer Note.

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Upon the date on which any Floating Rate Bearer Note becomes due and payable, any related unmatured Coupons (whether or not attached), shall become void and no payment or, as the case may be, exchange for further Coupons, shall be made in respect of those Bearer Notes.

If the due date for redemption of any Bearer Note is not an Interest Payment Date, interest, if any, accrued in respect of such Bearer Note, from (and including) the preceding Interest Payment Date or, as the case may be, Interest Accrual Date, shall be payable only against surrender of the relevant Bearer Note.

All the payments on the Notes (including Registered Notes and Bearer Notes), including any payment by any office or agency of the Issuer, the Issuing and Principal Paying Agent or any Paying Agent, will be made outside of the United States and will not be mailed to an address in the United States, transferred to an account maintained by the payee in the United States or paid pursuant to a demand made in the United States.

6.5	Business Days

(a)	If a payment is due under a Note on a day which is not a Business Day the date for payment will be adjusted according to the Business Day Convention applicable to that Note.

(b)	If payment is to be made to an account on a Business Day on which banks are not open for general banking business in the city in which the account is located, the Noteholder is not entitled to payment of such amount until the next Business Day on which banks in such city are open for general banking business and is not entitled to any interest or other payment in respect of any such delay.

6.6	Payments subject to fiscal laws

All payments are subject to Condition 7 and to any applicable fiscal or other laws and regulations.

7.	Taxation

7.1	Additional Payments

The Issuer will pay a United States Alien such additional amounts of interest (Additional Amounts) as may be necessary so that every net payment of the principal of and interest on any Note or any Coupon (if applicable), after deduction or withholding for or on account of any present or future tax, assessment, or other governmental charge imposed upon such holder by the United States or any political subdivision or taxing authority thereof or therein (other than any territory or possession) upon or as result of such payment, will not be less than the amount provided for in such Note and the Coupons (if applicable); provided, however, that such obligation to pay Additional Amounts shall not apply to:

(a)	any tax, assessment or other governmental charge which would not have been so imposed but for:

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(i)	the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member, or stockholder of, or a person holding a power over, such folder, if such holder is an estate, trust, partnership, or corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member stockholder, or person holding a power) being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in a trade or business in the United States or being or having been present in or having or having had a permanent establishment in the United States or having or having had a qualified business unit which has the U.S. Dollar as its functional currency;

(ii)	such holder’s present or former status ás a personal holding company, foreign personal holding company, passive foreign investment company, private foundation, or other tax exempt entity, or controlled foreign corporation for United States tax purposes or a corporation which accumulates earnings to avoid United States federal income tax; or

(iii)	such holder’s status as a bank extending credit pursuant to a loan agreement entered into in the ordinary course of business;

(b)	any tax, assessment, or governmental charge that would not have been so imposed but for the failure of the holder to comply with certification, identification, or information reporting requirements under United States tax law, without regard to any tax treaty, with respect to the payment, concerning the nationality, residence, identity, or connection with the United States of the holder or a beneficial owner or such Note or Coupon (if applicable) if such compliance is required by United States tax laws, without regard to any tax treaty, as a precondition to relief or exemption from such tax, assessment, or governmental charge;

(c)	any tax, assessment, or governmental charge that would not have been so imposed but for the presentation by the holder of such Note or Coupon (if applicable) for payment on a date more than 30 calendar days after the date on which such payment became due and payable or the date on which payment of such Note or Coupon (if applicable) is duly provided for, whichever occurs later;

(d)	any estate, inheritance, gift, sales, transfer, excise, wealth, or personal property tax or any similar tax, assessment, or governmental charge;

(e)	any tax, assessment, or governmental charge which is payable otherwise than by withholding by the Issuer or the Issuing and Principal Paying Agent from the payment of the principal of or interest on any Note or Coupon (if applicable);

(f)	any tax, assessment, or governmental charge imposed solely because the payment is to be made by the Issuing and Principal Paying Agent or a particular office of the Issuing and Principal Paying Agent and would not be imposed if made by another Issuing and Principal Paying Agent or by another office of this Issuing and Principal Paying Agent;

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(g)	any tax, assessment, or other governmental charge imposed on interest received by a person holding, actually or constructively, 10.00% or more of the total combined voting power of all classes of stock of the Issuer entitled to vote;

(h)	any withholding or deduction imposed on a payment to an individual and required to be made pursuant to any European Union Directive on the taxation of savings, including any directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 (any such directive being the Directive) or any law implementing or complying with, or introduced in order to conform to such Directive;

(i)	any Note presented for payment by or on behalf of a Noteholder who would have been able to avoid such withholding or deduction by presenting the relevant Note to another Paying Agent in a member state of the European Union; or

(j)	any combination of items (a), (b), (c), (d), (e), (f), (g), (h), or (i); not shall Additional Amounts be paid with respect to any payment of the principal of or interest on any Note or Coupon (if applicable) to a person other than the sole beneficial owner of such payment or that is a partnership of fiduciary to the extent either (i) such beneficial owner, member of such partnership or beneficiary or settlor with respect to such fiduciary would not have been entitled to the payment of Additional Amounts had such beneficial owner, member, beneficiary, or settlor been the Noteholder or Couponholder (if applicable) or (ii) the Noteholder does not provide a statement, in the form, manner and time required by applicable United States income tax laws, from such beneficial owner, member of such partnership or beneficiary or settlor with respect to such fiduciary concerning its nationality, residence, identity, or connection with the United States.

United States Alien means any corporation, partnership, entity, individual, or fiduciary that is for United States federal income tax purposes (1) a foreign corporation, (2) a foreign partnership to the extent one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual, or a foreign estate or trust, (3) a non-resident alien individual, or (4) a foreign estate or trust.

Except as specifically provided in these Terms and Conditions and in the Agency and Registry Agreement, the Issuer shall not be required to make any payment with respect to any tax, assessment, or other governmental charge imposed by any government or any political subdivision or taxing authority.

Whenever any Additional Amounts are to be paid on Notes or Coupons (if applicable), the Issuer will give notice to the Issuing and Principal Paying Agent and any other Paying Agents, as provided in the Agency and Registry Agreement.

7.2	Additional Gross-up Exception

(a)	Under the terms of Conditions 2.8 and 2.9 the Noteholder of a Bearer Note is required to provide its name and address or a declaration substantially in the form set out as Appendix 1 to the Bearer Exchange Notice (set out as Schedule 4 to the Deed Poll) for purposes of Australian tax laws (the Requirement).

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(b)	If the Noteholder fails to comply with a Requirement, the Issuer (or its paying agent, on direction from the Issuer, who shall retain and remit such amount to the Issuer who shall remit it to the ATO) will retain and remit to the ATO an amount as specified in the Income Tax (Bearer Debentures) Act 1971 (of the Commonwealth of Australia) (currently 47%) of the interest otherwise payable to the Noteholder unless the Noteholder demonstrates to the satisfaction of the Issuer (or the paying agent) that section 126 of the Income Tax Assessment Act 1936 (of the Commonwealth of Australia) does not apply to the relevant interest payment.

(c)	No Additional Amounts or other payments will be payable by the Issuer or its paying agent in relation to any withholdings or deductions for any Australian tax in connection with the payment of any Note (or any Coupon attached to a Bearer Note) which is levied on such payment due to the fact that the Note is a Bearer Note.

8.	Register

8.1	Registrar’s role

The Issuer agrees, subject to any relevant Pricing Supplement, to procure that the Registrar does the following things:

(a)	establish and maintain the Register in Sydney or such other city outside the United States as the Issuer and the Registrar may agree;

(b)	enter or cause to be entered in the Register:

(i)	the principal amount of the Registered Note;

(ii)	the full name and address of the Noteholder;

(iii)	any declaration of non-residence, tax file number or Australian business number or exemption details;

(iv)	the Issue Date, Maturity Date and any interest rate and payment details of the Registered Note;

(v)	the Tranche and Series of the Registered Note;

(vi)	any payment instructions notified by the Noteholder or provided by the Issuer or the Issuing and Principal Paying Agent in respect of a Noteholder;

(vii)	all subsequent transfers and changes of ownership of the Registered Note;

(viii)	the details of any making which has been provided in respect of the Registered Note; and

(ix)	such other information as is required by all applicable laws or as the Issuer and Registrar agree; and

(c)	comply with the obligations expressed in the Deed Poll and the Agency and Registry Agreement to be performed by the Registrar.

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8.2	Registrar

(a)	In acting under the Agency and Registry Agreement in connection with the Notes, each of the Registrar and the Issuing and Principal Paying Agent acts solely as agent of the Issuer and does not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders save insofar as that any funds received by the Registrar or the Issuing and Principal Paying Agent, as the case may be, in accordance with the Agency and Registry Agreement shall, pending their application in accordance with the Agency and Registry Agreement, be held by it in a segregated account for the persons entitled thereto.

(b)	The Issuer reserves the right at any time to terminate the appointment of the Registrar in accordance with the Agency and Registry Agreement and to appoint successor or additional registrars, provided, however, that the Issuer must at all times maintain the appointment of a registrar with its specified office in the Commonwealth of Australia or the place of incorporation of the Issuer. Notice of any such termination of appointment will be given to the Noteholder in accordance with Condition 12.

8.3	Multiple Noteholders

(a)	Subject to the Corporations Act 2001, if more than 4 persons are the holders of a Note, the names of only 4 such persons will be entered in the Register.

(b)	Subject to the Corporations Act 2001, if more than one person is the holder of a Note, the address of only one of them will be entered on the Register. If more than one address is notified to the Registrar, the address recorded in the Register will be the address of the Noteholder whose name appears first in the Register.

8.4	Noteholder change of address

A Noteholder of Registered Notes must promptly notify any change of address to the Registrar.

8.5	Closing of Register

The registration of the transfer of a Note may be suspended by the Registrar (and the Register shall be closed for the purpose of determining entitlements to payment under a Note) after the close of business on the eighth calendar day or other day in accordance with the Regulations prior to each Interest Payment Date (if any) and each Maturity Date of the Note or such other number of days as may be agreed by the Issuer and the Registrar and not contrary to the Regulations and notified promptly by the Issuer to the Noteholders and the Dealers.

8.6	Transfer on death, bankruptcy or liquidation of Noteholder

The Registrar must register a transfer of a Note to or by a person who is entitled to do so in consequence of:

(a)	the death or bankruptcy (in the case of natural persons) or the liquidation or winding up (in the case of a corporation) of a Noteholder; or

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(b)	the making of any vesting orders by a court or other judicial or quasi judicial body,

in accordance with any applicable laws and upon such evidence as the Issuer or the Registrar may require.

8.7	Trusts

Without limitation, except as provided by statute or as required by order of a court of competent jurisdiction, no notice of any trust (whether express, implied or constructive) may be entered in the Register in respect of a Note and the Registrar is not obliged to recognise any trust.

9.	Events of Default

9.1	Events of Default

(a)	Events of Default in relation to Senior Notes

The occurrence of any of the following events with respect to any Series of Senior Notes shall constitute an Event of Default with respect to such Series:

(i)	the Issuer shall fail to pay the principal amount of any of such Notes when due whether at maturity or upon early redemption or otherwise; or

(ii)	the Issuer shall fail to pay any instalment of interest, other amounts payable or Additional Amounts on any of such Notes for a period of 30 calendar days after the due date; or

(iii)	the Issuer shall fail duly to perform or observe any other term, covenant, or agreement applicable to Senior Notes contained in any of such Notes or in the Agency and Registry Agreement for a period of 90 calendar days after the date on which written notice of such failure, requiring the Issuer to remedy the same, shall first have been given to the Issuer, the Registrar and the Issuing and Principal Paying Agent by the Noteholders of at least 33.00% in aggregate principal amount of such Notes at the time outstanding; provided, however, that in the event the Issuer within the aforesaid period of 90 calendar days shall commence legal action in a court of competent jurisdiction seeking a determination that the Issuer had not failed duly to perform or observe the term or terms, covenant or covenants, or agreement or agreements specified in the aforesaid notice, such failure shall not be an Event of Default unless the same continues for a period of 10 calendar days after the date of any final determination to the effect that the Issuer had failed to duly perform or observe one or more of such terms, covenants, or agreements; or

(iv)

a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganisation, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, conservator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer

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or for any substantial part of its property or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive calendar days; or

(v)	the Issuer shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, liquidation, receivership, reorganisation, or other similar law now or hereafter in effect, or shall consent to the entry or an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, conservator, assignee, trustee, custodian, sequestrator (or similar official) of the Issuer or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall take any corporate action in furtherance of any of the foregoing.

(b)	Events of Default in relation to Subordinated Notes

The occurrence of any of the following events with respect to any Series of Subordinated Notes shall constitute an Event of Default with respect to such Series:

(i)	a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganisation, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, conservator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or for any substantial part of its respective property or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive calendar days; or

(ii)	the Issuer shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, liquidation, receivership, reorganisation, or other similar law now or hereafter in effect, or shall consent to the entry or an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Issuer or for any substantial part of its respective property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its respective debts as they become due or shall take any corporate action in furtherance of any of the foregoing.

If an Event of Default shall occur and be continuing, then the holder of any affected Note, at such holder’s option, by written notice to the Issuer and, in the case of Registered Notes, the Registrar or, in the case of Bearer Notes, the Issuing and Principal Paying Agent, may declare the principal of such Note, the interest accrued or any other amounts then payable thereon (and Additional Amounts, if any, thereon) to be due and payable immediately and if any such Event of Default shall continue at the time of receipt of such written notice, such amounts shall

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become immediately due and payable, subject to the qualification in bold-type immediately below. Upon payment of such amount of principal, interest, or any other amounts payable (and Additional Amounts, if any), all of the Issuer’s obligations in respect of payment of principal of, interest, or any other amounts payable on (and Additional Amounts, if any) such Note shall terminate. Interest on overdue principal, interest, or any other amounts payable (and Additional Amounts, if any) shall accrue from the date on which such principal, interest, or any other amounts payable (and Additional Amounts, if any) were due and payable to the date such principal, interest, or any other amounts payable (and Additional Amounts, if any) are paid or duly provided for, at the rate borne by the Notes (to the extent payment of such interest shall be legally enforceable).

Payment of principal, the interest accrued, or any other amounts then payable thereon (and Additional Amounts, if any) of the Subordinated Notes may not be accelerated in the case of a default in the payment of principal, interest, or any other amounts then payable or the performance of any other covenant of the Issuer. Payment of the principal, the interest accrued, or any other amounts then payable thereon (and Additional Amounts, if any) of the Subordinated Notes may be accelerated only in the case of the bankruptcy or insolvency of the Issuer.

If an Event of Default with respect to any of the Notes, or an event which, with the passing of time or the giving of notice, or both, would be an Event of Default, shall occur and be continuing, the Issuer shall notify the Registrar and the Issuing and Principal Paying Agent in writing of such Event of Default no later than the following Business Day after it becomes aware of such Event of Default, and each of the Registrar and the Issuing and Principal Paying Agent upon receipt of such notice shall promptly notify all of the applicable Noteholders of such Event of Default. In the case of Registrar, such notification to holders of Registered Notes shall be by registered post to the address of the Noteholder recorded in the Register. In the case of the Issuing and Principal Paying Agent, such notification to holders of Bearer Notes shall be in accordance with Condition 12.

If any Note shall become repayable due to an Event of Default and in accordance with this Condition 9, such Note shall be repaid at its Early Redemption Amount together, if appropriate, with accrued interest thereon, such interest to accrue and be paid in accordance with Condition 3.

(c)	Reports

The Issuer shall provide to the Issuing and Principal Paying Agent and the Registrar within 90 calendar days after the end of each fiscal year of the Issuer, commencing with the fiscal year ending December 31, 2006, a certificate to the effect that as of the last day of such fiscal year there was then existing no default with respect to the Notes, as defined in this section. The Issuing and Principal Paying Agent and the Registrar shall make such certificate available for inspection during normal business hours but shall have no duty to the Noteholders in respect of such certificate.

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10.	Time Limit for Claims

The Notes and, if applicable, Coupons will become void unless presented for payment within a period of five years after the date on which such payment first become due (the Relevant Date). However, if the full amount of the money payable has not been duly received by the Issuing and Principal Paying Agent or other relevant Paying Agent on or prior to the Relevant Date, then the Relevant Date shall mean the date on which, after the full amount of such money has been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 12.

In the case of Bearer Notes, no Coupon sheet issued upon exchange of a Talon shall include a Coupon on which the claim for payment would be void pursuant to this Condition or Condition 6.4 or any Talon which would be void pursuant to Condition 6.4.

11.	Replacement of Bearer Notes, Coupons and Talons

Should any Bearer Note, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Issuing and Principal Paying Agent in Sydney (or such other place outside the United States as may be notified to Noteholders) upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonable require. Mutilated or defaced Bearer Notes, Coupons or Talons must be surrendered before replacements will be issued.

12.	Notices

12.1	Issuer, Registrar and the Issuing and Principal Paying Agent

A notice or other communication to the Issuer, the Registrar or the Issuing and Principal Paying Agent in connection with a Note:

(a)	must be in writing addressed as follows:

(i)	if to the Issuer, to:

Address:	Bank of America Corporate Center
100 North Tryon Street NC1-007-07-06 Charlotte North Carolina 29255-0065

Facsimile No:	(1 704) 386 0270

Attention:	Corporate Treasury – Securities Administration

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(ii)	if to the Registrar and the Issuing and Principal Paying Agent, to:

Address:	Level 35, AAP Center
259 George Street SYDNEY NSW 2000

Facsimile No:	(61 2) 9247 4913

Attention:	Worldwide Securities Services - Trust

(b)	is taken to be given or made, as the case may be, on the date it is received which, in the case of a facsimile is deemed to be the time indicated in a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entiretly to the facsimile number of the recipient notified for the purpose of this Condition 12.

12.2	Publication of notices to Noteholders of Registered Notes

A notice or other communication to a Noteholder in connection with a Registered Note:

(a)	must be in writing and may be given by prepaid post or delivery to the address of the Noteholder as shown in the Register at the close of business 7 days prior to the despatch of the relevant notice or communication; and

(b)	is taken to be given or made, as the case may be, on the date the notice or other communication is so posted or delivered, as the case may be.

12.3	Publication of notices to Noteholders of Bearer Notes

All notices regarding the Bearer Notes shall be published in a leading English language daily newspaper of general circulation in Sydney. It is expected that such publication will be made in the Australian Financial Review. The Issuer will also ensure that notices are duly published in a manner which complies with the rules of any stock exchange or other relevant authority on which any Notes may be listed or by which they have been admitted to trading. Any such notice will be deemed to have been given on the date of such publication or, if published more than once, on the date of first publication. Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to Noteholders in accordance with this Condition 12.3.

12.4	Notices given by Noteholders of Bearer Notes

Notices to be given by any Noteholder shall be in writing and given by lodging the notice, together with the related Bearer Note or Bearer Notes, with the Issuing and Principal Paying Agent.

13.	Issuing and Principal Paying Agent and Agents

13.1	Issuing and Principal Paying Agent

JPMorgan Chase Bank N.A., Sydney Branch of Level 35, AAP Centre, 259 George Street, SYDNEY NSW 2000 shall be the initial Issuing and Principal Paying Agent.

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13.2	Variation or termination of Paying Agents

The Issuer is entitled to vary or terminate the appointment of the Issuing and Principal Paying Agent and any Paying Agent and to appoint a new Issuing and Principal Paying Agent or additional or other Paying Agents and approve any change in the specified office through which any Paying Agents acts, in each case without the consent of any Noteholder, provided that:

(a)	there will at all times be an Issuing and Principal Paying Agent;

(b)	if any Notes are listed on any stock exchange, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange;

(c)	if the conclusions of the ECOFIN Council meeting of November 26-27, 2000 are implemented, the Issuer will maintain a Paying Agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to the Directive (as defined in Condition 7.2(h)); and

(d)	the offices of the Paying Agent will be outside the United States.

13.3	Notice of Change

Notice of any such change or change in the specified office of the Issuing and Principal Paying Agent will be given to Noteholders in accordance with Condition 12.

14.	Exchange of Talons

On and after any Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon, if any, forming part of such Coupon sheet, may be surrendered at the specified office of the Issuing and Principal Paying Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Bearer Note to which it appertains) a further Talon, subject to the provisions of Condition 10. Each Talon, for purpose of these Terms and Conditions, shall be deemed to mature on the Interest Payment Date on which the final Coupon comprised in the relative Coupon sheet matures.

15.	Meetings of Noteholders

Meetings of Noteholders may be convened in accordance with the Meeting Provisions. Any such meeting may consider any matters affecting the interests of Noteholders, including, without limitation, the variation of the terms of the Notes to the Issuer and the granting of approvals, consents and waives, and the declaration of an Event of Default.

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16.	Amendments

Each of the Agency and Registry Agreement, the Terms and Conditions and the relevant Pricing Supplement may be amended, without the consent of any Noteholder or Couponholder, for the following purposes:

(a)	to evidence the succession of another entity to the Issuer, including a successor by merger and the assumption by any such successor of the covenants of the Issuer in the Agency and Registry Agreement, the Notes or Coupons;

(b)	to add to the covenants of the Issuer for the benefit of the Noteholders or the Couponholders, or to surrender any right or power in these Terms and Conditions conferred upon the Issuer;

(c)	to relax or eliminate the restrictions on payment of principal and interest in respect of the Notes or Coupons in the United States, provided that such payment is permitted by United States tax laws and regulations then in effect and provided that no adverse tax consequences would result to the Noteholders or Couponholders;

(d)	to cure any ambiguity, or correct or supplement any defective or inconsistent provisions in these Terms and Conditions;

(e)	to make any other provisions with respect to matters or questions arising under the Notes, the Coupons or the Agency and Registry Agreement, provided such action pursuant to this subclause (e) shall not aversely affect the interests of the Noteholders or Couponholders; and

(f)	to permit further issuances of Notes in accordance with the terms of the Program Agreement.

Any such modification or amendment shall be binding on the Noteholders and the Couponholders and any such modification or amendment shall be notified to the Noteholders and the Couponholders in accordance with Condition 12 as soon as practicable thereafter.

17.	Merger, Consolidation, Sale, Conveyance and Assumption

Any entity into which the Issuing and Principal Paying Agent or any Paying Agent may be merged or converted, or any entity with which the Issuing and Principal Paying Agent or any of the Paying Agents may be consolidated or any entity resulting from any merger, conversion, or consolidation to which the Issuing and Principal Paying Agent or any of the Paying Agents shall be a party, or any entity to which the Issuing and Principal Paying Agent or any Paying Agent shall sell or otherwise transfer all or substantially all the assets of the Issuing and Principal Paying Agent or any Paying Agent shall become, on the date when such merger, conversion, consolidation, or transfer becomes effective and to the extent permitted by any applicable laws, the successor Issuing and Principal Paying Agent or, as the case may be, Paying Agent under the Agency and Registry Agreement without the execution or filing of any paper or any further act on the part of the parties to the Agency and Registry Agreement, unless otherwise required by the Issuer, and after the effective

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date all references in the Agency and Registry Agreement to the Issuing and Principal Paying Agent or, as the case may be, such Paying Agent shall be deemed to be references to such entity. Written notice of any such merger, conversion, consolidation, or transfer shall be given immediately to the Issuer by the Issuing and Principal Paying Agent or relevant Paying Agent.

18.	Additional Issues

The Issuer may from time to time and without the consent of the Noteholders or, if applicable, Couponholders create and issue additional notes having terms and conditions the same as (or the same in all respects except for the Issue Date, Interest Accrual Date and the Issue Price) Notes of an existing Series. These additional Notes shall be consolidated and form a single Series with the outstanding Notes of the existing Series.

19.	Replacement of Bearer Notes, Coupons and Talons

If any Bearer Note, Coupon or Talon is mutilated, defaced, stolen, destroyed or lost, it may be replaced at the office of the Issuing and Principal Paying Agent on payment by the claimant of such costs as may be incurred in connection with such replacement and on such terms as to evidence, indemnity and otherwise as the Issuer may reasonably require. Mutilated or defaced Bearer Notes, Coupons or Talons must be surrendered before replacement Bearer Notes, Coupons or Talons will be issued.

20.	Governing Law and Jurisdiction

20.1	Governing law

The Notes, Coupons and Talons are governed by the law in force in New South Wales or any other jurisdiction specified in the relevant Pricing Supplement. The subordination provisions contained in Condition 2.7 are governed by New York law.

20.2	Jurisdiction

The Issuer irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them. The Issuer waives any right it has to object to an action being brought in those courts, to claim that such action has been brought in an inconvenient forum, or to claim those courts do not have jurisdiction.

20.3	Agent for Service of Process

The Issuer irrevocably appoints BA Australia Limited (ABN 50 004 617 341) to receive, for it and on its behalf, service of process in any proceedings in the courts of New South Wales. If for any reason such agent shall cease to be an agent for service of process, the Issuer shall immediately appoint a new agent for service of process in New South Wales and deliver notice of such appointment to the Noteholders in accordance with the procedures set out in Condition 12 within 30 days. Nothing shall affect the right to service process in any other manner permitted by law.

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Schedule

Provisions for Meetings of Noteholders

1.	As used in this Schedule, the following expressions shall have the following meanings, unless the context otherwise requires:

(a)	voting certificate shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:

(i)	that on the date thereof Notes (not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate and any adjourned such meeting) bearing specified serial numbers were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Notes will cease to be so deposited or held until the first to occur of:

(A)	the conclusion of the meeting specified in such certificate or, if applicable, any adjourned such meeting; and

(B)	the surrender of the certificate to the Paying Agent who issues the same;

(ii)	that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Notes represented by such certificate;

(b)	block voting instructions shall mean an English language document issued by (i) in the case of Bearer Notes, a Paying Agent or (ii) in the case of Registered Notes, the Registrar, and dated in which:

(i)	it is certified that Bearer Notes (not being Notes in respect of which a voting certificate has been issued an is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Bearer Notes will cease to be so deposited or held until the first to occur of:

(A)	the conclusion of the meeting specified in such document or, if applicable, any adjourned such meeting; and

(B)	the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Bearer Note which is to be released or (as the case may require) the Bearer Note or Bearer Notes ceasing with the agreement of the Paying Agent or the Issuer in accordance with paragraph 17 hereof of the necessary amendment to the block voting instruction;

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(ii)	it is certified by the Registrar that Registered Notes (not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such voting certificate and any adjourned such meeting) are registered in the Register in the names of the specified Noteholders;

(iii)	it is certified that each holder of such Notes has instructed such Registrar or Paying Agent, as the case may be, that the vote(s) attributable to the Note or Notes so registered, deposited or held should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(iv)	the total number and (in the case only of Bearer Notes) the serial numbers of the Notes so deposited or held are listed distinguishing with regard to each such resolution between those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(v)	one or more persons named in such document (each hereinafter called a proxy) is or are authorised and instructed by such Registrar or Paying Agent, as the case may be, to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in paragraph (iv) above as set out in such document.

The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Notes to which such voting certificate or block voting instruction related and the Registrar or Paying Agent with which such Notes have been registered or deposited, as the case may be, or the person holding the same to the order or under the control of such Paying Agent shall be deemed for such purposes not to be the holder of those Notes.

(c)	References herein to the Notes are to the Notes in respect of which the relevant meeting is convened.

2.	The Issuing and Principal Paying Agent may at any time and, upon a requisition in writing of Noteholders holding not less than 33% in principal amount of the Notes for the time being outstanding, shall convene a meeting of the Noteholders and if, the Issuing and Principal Paying Agent makes default for a period of seven days in convening such a meeting the same may be convened by the Issuer or the requisitionists. Whenever the Issuing and Principal Paying Agent is about to convene any such meeting it shall forthwith give notice in writing to the Issuer and the Dealers of the day, time and place thereof and of the nature of the business to be transacted thereat. Every such meeting shall be held at such time and place in Sydney as the Issuing and Principal Agent may approve.

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3.	Notice of every meeting of Noteholders shall be published on behalf and at the expense of the Issuer in accordance with Condition 12 of the Terms and Conditions of the Notes. Such notice shall set forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be published at least twice, the first publication to be not less than 21 nor more than 180 days prior to the date fixed for the meeting. Such notice shall include a statement to the effect that Bearer Notes may be deposited with Paying Agents and, in the case of Registered Notes, the Registrar may be contacted for the purpose of obtaining voting certificates or appointing proxies not less than 24 hours before the time fixed for the meeting or that, in the case of corporations, they may appoint representatives by resolution of their directors or other governing body. A copy of the notice shall be sent by post to the Issuer (unless the meeting is convened by the Issuer).

4.	In case at any time the Issuer or the holders of at lease 33% in aggregate principal amount of the Notes outstanding shall have requested the Issuing and Principal Paying Agent to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting and the Issuing and Principal Paying Agent shall not have given the first notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer or Noteholders of Notes in the amount above specified may determine the time and the place in either of the locations designated in paragraph 2 hereof for such meeting and may call such meeting by giving notice thereof as provided in paragraph 3 hereof.

5.	Any person (who may but need not be a Noteholder) nominated in writing by the Issuer shall be entitled to the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting the Noteholders present shall choose one of their number to be Chairman. To be entitled to vote at any meeting of Noteholders, a person shall be (i) a Noteholder of one or more Notes, or (ii) a person appointed by an instrument in writing as proxy for a Noteholder or Noteholders by such Noteholder or Noteholders, which proxy need not be a Noteholder. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Issuing and Principal Paying Agent and its counsel and any representatives of the Issuer and its counsel.

6.

At any such meeting, one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than a majority in principal amount of the Notes shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate 67% in principal amount of the Notes for the time being outstanding,

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provided that, at any meeting the business of which includes any of the following matters (each of which shall only be capable of being affected after having been approved by an Extraordinary Resolution) namely:

(a)	modification of the Maturity Date of the Notes or reduction or cancellation of the principal amount payable upon maturity; or

(b)	reduction or cancellation of the amount payable or modification of the payment date in respect of any interest in respect of the Notes or variation of the method of calculating the Interest Rate in respect of the Notes; or

(c)	reduction of any Minimum Interest Rate and/or Maximum Interest Rate specified in the applicable Pricing Supplement of any Floating Rate Notes; or

(d)	modification of the majority required to pass an Extraordinary Resolution; or

(e)	the sanctioning of any such scheme or proposal as is described in paragraph 19(f) below; or

(f)	alternation of this proviso or the proviso to paragraph 7 below;

the quorum shall be one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than two-thirds in principal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the holders of Notes will be binding on all holders of Notes whether or not they are present at the meeting and on all holders of Coupons (if any) appertaining to Bearer Notes.

7.

In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of the Noteholders (as provided in paragraph 4 hereof), be dissolved. In any other case the meeting shall be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in paragraph 3 hereof except that such notice need be published only once but must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum the persons entitled to vote 33% in principal amount of the Notes shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the Notes that shall constitute a quorum. At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by Condition 15) shall be effectively passed and decided if passed or decided by the persons entitled to vote a majority in principal amount of the Notes represented and voting at such meeting, provided that such amount shall be not less than 33% in principal amount of the Notes outstanding. Any Noteholder who has executed and delivered an instrument in writing appointing a person as his proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided however, that such Noteholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Any resolution effectively passed or

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decision taken at any meeting of the Noteholders duly held in accordance with this paragraph 7 shall be binding on all Noteholders whether or not present or represented at the meeting and whether or not notation of such decision is made upon the Notes.

8.	Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall (except in cases where the proviso to paragraph 6 above shall apply when it shall state the relevant quorum) state that one or more persons present holding Notes or voting certificates or being proxies at the adjournment meeting whatever the principal amount of the Notes held or represented by them will form a quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

9.	Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy.

10.	At any meeting, unless a poll is (before or on the declaration of the results of the show of hands) demanded by the Chairman or the Issuer or by one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than two percent in principal amount of the Notes for the time being outstanding, a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

11.	Subject to paragraph 13 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the asking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

12.	The chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

13.	Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

14.

Any director or officer of the Issuer and its lawyers and other professional advisers may attend and speak at any meeting. Save as aforesaid, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Noteholders or join with others in requisitioning the convening of such a meeting unless he either produces the Note or Notes of which he is the holder or a voting certificate or is a proxy. Neither the Issuer, nor any of its subsidiaries shall be entitled to vote at any meeting in respect of Notes held by it for the benefit of any such company and no other person shall be entitled to vote at any meeting in respect of Notes held by it for the benefit of any such

Allens Arthur Robinson

company. Nothing herein contained shall prevent any of the proxies named in any block voting instruction from being a director, officer or representative of or otherwise connected with the Issuer.

15.	Subject as provided in paragraph 14 hereof at any meeting:

(a)	on a show of hands every person who is present in person and produces a Note or voting certificate or is a proxy shall have one vote; and

(b)	on a poll every person who is so present shall have one vote in respect of each minimum integral amount of Australian dollars.

Without prejudice to the obligation of the proxies named in any block voting instructions, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

16.	The proxies named in any block voting instruction need not be Noteholders.

17.	Each block voting instruction together (if so requested by the Issuer) with proof satisfactory to the Issuer of its due execution on behalf of the relevant Paying Agent or the Registrar, as the case may be, shall be deposited at such place as the Issuing and Principal Paying Agent shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote and in default the block voting instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A certified copy of each block voting instruction shall be deposited with the Issuing and Principal Paying Agent before the commencement of the meeting or adjourned meeting, but the Issuing and Principal Paying Agent shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction.

18.	Any vote given in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the Noteholders’ instructions pursuant to which it was executed, provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent or the Registrar, as the case may be, by the Issuer at its registered office (or such other place as may have been approved by the Issuing and Principal Paying Agent of the purpose) by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.

19.	A meeting of the Noteholders shall in addition to the powers hereinbefore given have the following powers exercisable by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 6 and 7 above) only namely:

(a)	Power to sanction any compromise or arrangement proposed to be made between the Issuer and the Noteholders and the Couponholders or any of them.

(b)	Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders and the Couponholders against the Issuer or against any of its property whether such rights shall arise under this Agreement, the Deed Poll, the Notes or the Coupons or otherwise.

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(c)	Power to assent to any modification of the provisions contained in this Agreement or the Terms and Conditions, the Notes or the Coupons which shall be proposed by the Issuer.

(d)	Power to give any authority or sanction which under provisions of this Agreement or the Notes is required to be given by Extraordinary Resolution.

(e)	Power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interest of the Noteholders and to confer upon such committee or committees any powers or descriptions which the Noteholders could themselves exercise by Extraordinary Resolution.

(f)	Power to sanction any scheme or proposal for the exchange or sale of the Notes for, or the conversion of the Notes into or the cancellation of the Notes in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

(g)	Power to approve the substitution of any entity in place of the Issuer (or any previous substitute) as the principal debtor in respect of the Notes and the Coupons.

20.	Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with this Agreement shall be binding upon all the Noteholders whether present or not present at such meeting and whether or not voting and upon all Receiptholders and Couponholder and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 12 of the Terms and Conditions of the Notes by the Issuer within 14 days of such result being known, provided that the non-publication of such notice shall not invalidate such resolution.

21.

The expression Extraordinary Resolution when used in this Agreement or the Terms and Conditions means a resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions herein contained by a majority consisting of not less than 66 2/3% of the votes given on such poll.

22.	Minutes of all resolutions and proceedings at every such meeting aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings had shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings had thereat to have been duly passed or had.

23.

The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballots on which shall be subscribed the signatures of Noteholders or of their representatives by proxy (and the serial number or numbers of the Notes held or

Allens Arthur Robinson

represented by them). The permanent chairperson of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided in paragraph 3 hereof and, if applicable, paragraph 8 hereof. Each copy shall be signed and verified by the affidavits of the chairperson and secretary of the meeting, and one such copy shall be delivered to the Issuer and another to the Issuing and Principal Paying Agent to be preserved by the Issuing and Principal Paying Agent, the copy delivered to the Issuing and Principal Paying Agent to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

24.	Subject to all the provisions contained herein the Issuing and Principal Paying Agent may without the consent of the Issuer, the Noteholders or the Couponholders prescribe such further regulations regarding the requisition and/or the holding of meetings of Noteholders and attendance and voting thereat as the Issuing and Principal Paying Agent may in its sole discretion think fit.

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Schedule 4

Bearer Exchange Notice

This Schedule sets out the form of the Bearer Exchange Notice (as defined in the Terms and Conditions) to be given by the holder of a Registered Note in order to exercise the option to exchange a Registered Note for a Bearer Note.

Bank of America Corporation

A$[*] Notes due [*] 20[*]

Series:	[*]

Tranche No:	[*]

Bearer Exchange Notice

[*] being the holder of [*] principal amount of Registered Notes, hereby exercises the option set out in the Registered Notes to have such Registered Notes exchanged for Bearer Notes in an aggregate amount equal to the principal amount of the Registered Notes being exchanged and directs that such Bearer Notes [be made available for collection by it from the Issue and Principal Paying Agent’s specified office/be mailed to the (respective) address(es) of the registered holder(s) as set forth below]*.

Name(s) and address(es) of registered holder(s):

[*]

[*]

[*]

By:
(duly authorised)

Notes:

1.	This notice must be given in respect of permitted exchanges. Registered Notes with an aggregate principal amount of less than A$500,000 may not be exchanged.

2.	Bearer Notes are not required to be delivered pursuant to this notice until 120 days after the Noteholder delivers this notice to the Issuing and Principal Paying Agent.

Allens Arthur Robinson

3.	This notice must be accompanied by the payment to the Issuing and Principal Paying Agent of such reasonable professional costs and production costs as specified by the Issuing and Principal Paying Agent).

*	Delete as appropriate.

Allens Arthur Robinson

Appendix 1 to Bearer Exchange Notice

Bank of America Corporation

A$[*] Notes due [*] 20[*]

Series:	[*]

Tranche No:	[*]

Exchange Declaration

I declare that I am not an Australian resident, as defined in the Income Tax Assessment Act 1936, nor will I otherwise hold the Bearer Notes, to which this declaration applies, in the course of carrying on business in Australia at or through a permanent establishment in Australia.

I further undertake to notify the Issuer if I either:

(a)	hold or commence to hold the Bearer Notes to which this declaration applies, as either:

(i)	an Australian resident, as defined in the Income Tax Assessment Act 1936; or

(ii)	otherwise in the course of carrying on business in Australia at or through a permanent establishment in Australia; or

(b)	dispose of any part of the beneficial interest in the Bearer Notes, to which this declaration applies, to, at the time of such disposal, either:

(i)	an Australian resident, as defined in the Income Tax Assessment Act 1936; or

(ii)	a person who otherwise acquires or would hold the Bearer Notes in the course of carrying on business in Australia at or through a permanent establishment in Australia and I undertake to provide such notification (the Notice) within a reasonable time after the occurrence of either (a) or (b) above and provided I give the Notice prior to the first interest payment date after that occurrence.

Name and Address:	[*]

Signed:
(duly authorized)

Date:	[*]

Allens Arthur Robinson

Schedule 5

Form of Bearer Note, Coupon and Talon

FORM OF BEARER NOTE

THE NOTES ISSUED UNDER THE BANK OF AMERICA CORPORATION AUSTRALIAN MEDIUM TERM NOTE PROGRAM HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THE NOTES NOR ANY INTEREST OR PARTICIPATION IN THE NOTES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRORITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION OR TO ANY PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT, UNLESS THE NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

THE NOTES ISSUED UNDER THE BANK OF AMERICA CORPORATION AUSTRALIAN MEDIUM TERM NOTE PROGRAM MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR ITS POSSESSIONS OR TO ANY CITIZEN, NATIONAL OR RESIDEDNT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANISED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR TO ANY ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR ANY TRUST WITH RESPECT TO WHICH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION, AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS, EXCEPT AS PERMITTED UNDER APPLICABLE UNITED STATES TREASURY REGULATIONS.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

THIS NOTE IS A DEFINITIVE NOTE WITH INTEREST COUPONS. THE RIGHTS ATTACHING TO THIS BEARER NOTE ARE AS SPECIFIED IN THE PRICING SUPPLEMENT AND AGENCY AND REGISTRY AGREEMENT (AS DEFINED HEREIN).

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF THE ISSUER AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE NOTEHOLDER NOR THE BENEFICIAL OWNERS OF THIS NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

Allens Arthur Robinson

BANK OF AMERICA CORPORATION

A$[*] NOTES DUE [*] 20[*]

Series No.[*]

Tranche No. [*]

NOTE

COMMON CODE: [*]	ISIN: [*]

This Note is a duly authorised issue of Australian Medium-Term Notes (the “Notes”) of Bank of America Corporation (the “Issuer”) denominated in Australian dollars maturing on the Maturity Date or, as the case may be, on the Interest Payment Date falling on the Redemption Month. References herein to the Terms and Conditions shall be to the Terms and Conditions of the Notes endorsed herein as modified and supplemented by the information set out in the Pricing Supplement attached hereto and incorporated hereon, but in the event of any conflict between the provisions of the Terms and Conditions and the information set out in the Pricing Supplement, the Pricing Supplement will prevail.

This Note is issued subject to, and with the benefit of, the Terms and Conditions and an Agency and Registry Agreement (the “Agency and Registry Agreement,” which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time) dated as of May 18, 2006 and made among Bank of America Corporation, JPMorgan Chase Bank N.A., Sydney Branch (the “Issuing and Principal Paying Agent”) and the other agents named therein.

For value received, the Issuer, subject to and in accordance with the Terms and Conditions, promises to pay to the bearer hereof on the Maturity Date or, as the case may be, on the Interest Payment Date falling in the Redemption Month, or on such earlier date as this Note may become due and repayable in accordance with the Terms and Conditions, the amount payable on redemption of this Note, and to pay interest (if any) on this Note calculated and payable as provided in the Terms and Conditions together with any other sums payable under the Terms and Conditions.

This Note shall be governed by the law in force in New South Wales.

This Note shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by or on behalf of the Issuing and Principal Paying Agent acting in accordance with the Agency and Registry Agreement.

IN WITNESS WHEREOF the Issuer has caused this Note to be duly signed on its behalf.

BANK OF AMERICA CORPORATION

By:
Duly authorised officer

Allens Arthur Robinson

CERTIFICATE OF AUTHENTICATION OF THE AGENT

This Note is authenticated by or on behalf of the Agent.

JPMorgan Chase Bank N.A., Sydney Branch as Issuing and Principal Paying Agent

By:
Authorised Signatory
For the purposes of authentication only.

Allens Arthur Robinson

(REVERSE OF NOTE)

The Terms and Conditions of the Notes, attached to or endorsed upon this Note, are set forth in (i) Schedule 3 of the Deed Poll dated as of May 18, 2006 by and among Bank of America Corporation, JPMorgan Chase Bank N.A., Sydney Branch (the “Issuing and Principal Paying Agent”) and the other agents named therein; and (ii) the Pricing Supplement dated [*] 20[*].

[At the foot of the Terms and Conditions of the Notes]

ISSUING AND PRINCIPAL PAYING AGENT

JPMorgan Chase Bank N.A., Sydney Branch

Allens Arthur Robinson

FORM OF COUPON

THIS COUPON ISSUED UNDER THE BANK OF AMERICA CORPORATION AUSTRALIAN MEDIUM TERM NOTE PROGRAM HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS COUPON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION OR TO ANY PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT, UNLESS THIS COUPON IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

THE NOTES ISSUED UNDER THE BANK OF AMERICA CORPORATION AUSTRALIAN MEDIUM TERM NOTE PROGRAM MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR ITS POSSESSIONS OR TO ANY CITIZEN, NATIONAL OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANISED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR TO ANY ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR ANY TRUST WITH RESPECT TO WHICH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION, AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS, EXCEPT AS PERMITTED UNDER APPLICABLE UNITED STATES TREASURY REGULATIONS.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

THIS COUPON IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF THE ISSUER AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE NOTEHOLDER NOR THE BENEFICIAL OWNERS OF THIS COUPON SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

BANK OF AMERICA CORPORATION

A$[*] NOTES DUE [*] 20[*]

Series No. [*]

COMMON CODE: [*]	ISIN: [*]

Part A

For Fixed Rate Notes:

This coupon is payable to bearer, separately negotiable and subject to the Terms and Conditions of the said Notes.	Coupon No. Coupon for [ ] due on [ ], 20[ ]]

Allens Arthur Robinson

Part B

THE ATTENTION OF COUPONHOLDERS IS DRAWN TO CONDITION 5 OF THE TERMS AND CONDITIONS. THE NOTE TO WHICH THIS COUPON APPERTAINS MAY, IN CERTAIN CIRCUMSTANCES SPECIFIED IN SUCH TERMS AND CONDITIONS, FALL DUE FOR REDEMPTION PRIOR TO THE DUE DATE IN RELATION TO THIS COUPON. IN SUCH EVENT THE PAYING AGENT TO WHICH SUCH INSTRUMENT IS PRESENTED FOR REDEMPTION MAY DETERMINE, IN ACCORDANCE WITH CONDITION 5 THAT THIS COUPON IS TO BECOME VOID.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

BANK OF AMERICA CORPORATION

By:
Duly authorized officer

Allens Arthur Robinson

(Reverse of Coupon)

ISSUING AND PRINCIPAL PAYING AGENT

JPMorgan Chase Bank N.A., Sydney Branch

Allens Arthur Robinson

FORM OF TALON

THIS TALON ISSUED UNDER THE BANK OF AMERICA CORPORATION AUSTRALIAN MEDIUM TERM NOTE PROGRAM HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS TALON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION OR TO ANY PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT, UNLESS THIS TALON IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

THE NOTES ISSUED UNDER THE BANK OF AMERICA CORPORATION AUSTRALIAN MEDIUM TERM NOTE PROGRAM MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR ITS POSSESSIONS OR TO ANY CITIZEN, NATIONAL OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR TO ANY ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR ANY TRUST WITH RESPECT TO WHICH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION, AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS, EXCEPT AS PERMITTED UNDER APPLICABLE UNITED STATES TREASURY REGULATIONS.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

THIS TALON IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF THE ISSUER AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE NOTEHOLDER NOR THE BENEFICIAL OWNERS OF THIS TALON SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

(On the front)

BANK OF AMERICA CORPORATION

A$[*] NOTES DUE [*]20[*]

Series No.[*]

COMMON CODE: [*]	ISIN: [*]

Allens Arthur Robinson

On and after [            ] further Coupons [and a further Talon] appertaining to the Bearer Note to which this Talon appertains will be issued at the specified office of the Issuing and Principal Paying Agent set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Bearer Notes to which this Talon appertains.

BANK OF AMERICA CORPORATION

By:
Duly authorized officer

Allens Arthur Robinson

(Reverse of Receipt and Talon)

ISSUING AND PRINCIPAL PAYING AGENT

JPMorgan Chase Bank N.A., Sydney Branch

Allens Arthur Robinson

EXECUTED and delivered as a deed poll.

Signed and Delivered on behalf of Bank of

America Corporation by its Senior Vice

President in the presence of:

BOYD C. CAMPBELL, JNR	ANN J. TRAVIS
Witness	Signature

BOYD C. CAMPBELL, JNR	ANN J. TRAVIS
Print Name	Print Name